As filed with the Securities and Exchange Commission on May 8, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AKARI THERAPEUTICS, PLC

(Exact name of registrant as specified in its charter)

England and Wales	2834	98-1034922
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

401 East Jackson Street, Suite 3300

Tampa, FL 33602

(929) 274-7510

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Abizer Gaslightwala

President and Chief Executive Officer

401 East Jackson Street, Suite 3300

Tampa, FL 33602

(929) 274-7510

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gary Emmanuel, Esq.	Faith L. Charles, Esq.
Win Rutherfurd, Esq.	Thomson Hines LLP
Greenberg Traurig, LLP	300 Madison Avenue, 27th Floor
One Vanderbilt Avenue	New York, NY 10017
New York, NY 10017	Tel: (212) 344-5680
Tel: (212) 801-9200

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller Reporting Company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MAY 8, 2026

Akari Therapeutics, PLC

Up to 1,139,818 American Depositary Shares Representing 91,185,440,000 Ordinary Shares

Up to 1,139,818 Series H Warrants to Purchase up to 1,139,818 American Depositary Shares
Representing 91,185,440,000 Ordinary Shares

Up to 1,139,818 Series I Common Warrants to Purchase up to 1,139,818 American Depositary Shares
Representing 91,185,440,000 Ordinary Shares

Up to 1,139,818 Pre-Funded Warrants to Purchase up to 1,139,818 American Depositary Shares Representing 91,185,440,000 Ordinary Shares

Up to 34,195 Placement Agent Warrants to Purchase up to 34,195 American Depositary Shares

Representing 2,735,600,000 Ordinary Shares

Up to 3,419,454 American Depositary Shares Representing 273,556,320,000 Ordinary Shares Issuable Upon Exercise

of the Series H Warrants, Series I Warrants, Pre-Funded Warrants and Placement Agent Warrants

We are offering in a best-efforts offering up to 1,139,818 American Depositary Shares (“ADSs”), each ADS representing eighty thousand (80,000) ordinary shares, par value $0.000000005 per share, of Akari Therapeutics, Plc. (“Akari”, the “Company”, “our company”, “we” or “us”), together with up to 1,139,818 Series H common warrants (“Series H Warrants”) to purchase up to 1,139,818 ADSs and up to 1,139,818 Series I common warrants (“Series I Warrants” and, together with the Series H Warrants, the “Common Warrants”) to purchase up to 1,139,818 ADSs at an assumed combined public offering price of $6.58 per ADS, Series H Warrant and Series I Warrant pursuant to this prospectus, which was the closing price of our ADSs on the Nasdaq Capital Market (“Nasdaq”) on May 7, 2026. The ADSs and Common Warrants will be sold in a fixed combination, with each ADS accompanied by one Series H Warrant to purchase one ADS and one Series I Warrant to purchase one ADS.

We are also offering to those purchasers, if any, whose purchase of our ADSs in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding ordinary shares immediately following the consummation of this offering, the opportunity, in lieu of purchasing ADSs, to purchase pre-funded warrants (“Pre-Funded Warrants”) to purchase ADSs. Each Pre-Funded Warrant will be immediately exercisable for one ADS at any time at the option of the holder until such Pre-Funded Warrant is exercised in full, provided that the holder will be prohibited from exercising Pre-Funded Warrants for ADSs if, as a result of such exercise, the holder, together with its affiliates and certain related parties, would own more than 9.99% of the total number of ordinary shares then issued and outstanding. The assumed combined purchase price of each Pre-Funded Warrant, Series H Warrant and Series I Warrant is $6.579 (which is equal to the assumed combined public offering price per ADS, Series H Warrant and Series I Warrant to be sold in this offering minus $0.001, the exercise price per ADS of each Pre-Funded Warrant). For each Pre-Funded Warrant we sell, the number of ADSs we are offering will be decreased on a one-for-one basis. The Pre-Funded Warrants will be sold together with Common Warrants in a fixed combination, with each Pre-Funded Warrant to purchase one ADS accompanied by one Series H Warrant to purchase one ADS and one Series I Warrant to purchase one ADS.

Each Series H Warrant will have an exercise price of $           per ADS (which will be no less than 100% of the assumed public offering price per ADS to be sold in the offering), will be immediately exercisable upon issuance, and will expire on the five (5) year anniversary of the issuance date. Each Series I Warrant will have an exercise price of $           per ADS (which will be no less than 100% of the assumed public offering price per ADS to be sold in the offering), will be immediately exercisable upon issuance, and will expire on the 12-month anniversary of the issuance date. Because we will issue a Series H Warrant and a Series I Warrant for each ADS and for each Pre-Funded Warrant sold in this offering, the number of Common Warrants sold in this offering will not change as a result of a change in the mix of ADSs and Pre-Funded Warrants sold.

We are also registering the ADSs issuable from time to time upon the exercise of the Pre-Funded Warrants, Common Warrants and Placement Agent Warrants (as defined below) offered hereby.

The ADSs are listed on the Nasdaq Capital Market under the symbol “AKTX.” On May 7, 2026, the last reported sales price of our ADSs, the closing price of the ADSs was $6.58 per ADS. There is no established public trading market for the Common Warrants and Pre-Funded Warrants and we do not expect a market to develop. Without an active trading market, the liquidity of those warrants will be limited. In addition, we do not intend to list the Common Warrants or Pre-Funded Warrants on Nasdaq, any other national securities exchange or any other trading system.

The assumed combined public offering price used throughout this prospectus has been included for illustration purposes only, and may not be indicative of the final public offering price. The actual combined public offering price will be negotiated between us and the purchasers, in consultation with the Placement Agent (as defined below), based, among other factors, on our recent operating results, the trading of our ADSs prior to this offering and the general condition of the securities markets at the time of this offering, and will be determined at the time of pricing, and may be at a discount to the then current market price.

This offering will terminate on June 5, 2026, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. The combined public offering price per ADS (or Pre-Funded Warrant) and accompanying Series H Warrant and Series I Warrant will be fixed for the duration of this offering.

We have engaged A.G.P./Alliance Global Partners, LLC (the “Placement Agent”) to act as our exclusive placement agent in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The Placement Agent is not purchasing or selling any of the securities we are offering and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. We have agreed to pay to the Placement Agent the placement agent fees set forth in the table, which assumes that we sell all of the securities offered by this prospectus. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. We will bear all costs associated with the offering and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering. Further, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See “Plan of Distribution” for more information regarding these arrangements.

	Per ADS and Accompanying Series H Warrant and Series I Warrant	Per Pre-Funded Warrant and Accompanying Series H Warrant and Series I Warrant	Total
Combined public offering price	$	$
Placement agent fees (1)	$	$
Proceeds to us, before expenses (2) (3)	$	$

(1)	We have agreed to pay the Placement Agent cash fee equal to 6.0% of the gross proceeds raised in this offering. See “Plan of Distribution” for a description of the compensation and expense reimbursement to be received by the Placement Agent.

(2)	We estimate the total expenses of this offering payable by us, excluding the Placement Agent fees, will be approximately $ . Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, Placement Agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above.

(3)	Does not include proceeds from the cash exercise of the Pre-Funded Warrants or Common Warrants, if any.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 7 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect to deliver the securities to the purchasers in the offering on or about                , 2026, subject to satisfaction of certain conditions.

Sole Placement Agent

A.G.P.

The date of this prospectus is               , 2026.

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About This Prospectus

This prospectus is part of a registration statement that we filed with the SEC. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes more information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website or its offices described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the Placement Agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The distribution of this prospectus and sale of these securities in certain jurisdictions may be restricted by law. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. The information contained in this prospectus and the documents incorporated by reference in this prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents regardless of the time of delivery of this prospectus when any sale of our securities occurs. Our business, financial condition, results of operations and prospects may have changed since those dates.

Neither we nor the Placement Agent have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this prospectus and any free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any free writing prospectus applicable to that jurisdiction. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should read this prospectus and the documents incorporated by reference in this prospectus in their entirety, before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus incorporates by reference market data and certain industry data and forecasts that were obtained from market research databases, publicly available information and industry publications and surveys. Industry surveys, publications and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. We have relied on certain data from third-party sources, including industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus or in any document incorporated by reference, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” in this prospectus, and under similar headings in the other documents that are incorporated herein by reference.

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PROSPECTUS SUMMARY

This prospectus summary highlights selected information appearing elsewhere in this prospectus and in documents we file with the SEC that are incorporated by reference in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information incorporated by reference herein, the information set forth under the heading “Risk Factors” and our financial statements and the related notes thereto incorporated by reference in this prospectus.

Unless the context otherwise requires, all references in this prospectus to the “Company,” “Akari,” “we,” “our,” “ours,” and “us” refer to Akari Therapeutics, PLC.

Overview

We are an oncology company developing next-generation antibody-drug conjugates (“ADCs”) designed around novel proprietary cancer-killing toxins (“payloads”). We believe these novel payloads may have the potential to transform the efficacy and safety outcomes of ADCs as cancer therapies beyond options that are currently available or in development.

ADCs are a class of cancer therapies that combine the precision targeting of antibodies with payload toxins that attack cancer cells. To date, innovation in the field of ADC therapies has focused primarily on the development of novel antibodies linked to existing classes of payload toxins. For example, there is a range of approved ADCs with antibodies that target the Her2, Trop2, CD19, CD22, CD30, Nectin-4, Tissue Factor, and Folate Receptor alpha antibodies. But there is a surprising lack of diversity in the payload toxins to which those antibodies are linked, as all of these marketed products, and more than 90% of ADCs in late-stage clinical development of which we are aware, utilize payloads from just two standard classes: (1) microtubule inhibitors or (2) DNA-damaging agents such as topoisomerase I inhibitors.

Our differentiated ADC discovery and development platform (our “ADC Platform”) enables us to generate a range of ADC product candidates that pair our novel payloads with biologically validated antibody targets prevalent in cancer tumors. Our lead payload, PH1, has demonstrated multiple modes of action in preclinical studies, including direct cytotoxicity and activation of the immune system through neoantigen formation. We believe that our focus on the development of ADCs that utilize our novel payloads may allow us to develop ADCs with benefits that include:

●	more effective cancer-killing properties, or cytotoxicity;

●	generation of greater numbers of neoepitopes than currently available ADCs, leading to activation of both B-cells and T-cells in the tumor microenvironment to generate an immune response that has the potential to continue to kill cancer cells in the tumor microenvironment and throughout the body;

●	ability to be used in combination with checkpoint inhibitors to potentially deliver synergistic efficacy results (more than additive);

●	sustained duration of response of tumor regression or elimination;

●	reduced tumor resistance; and

●	improved safety and tolerability relative to ADCs that are currently available.

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Our lead product candidate is AKTX-101, a preclinical stage Trop2-targeting ADC that combines PH1 with a proprietary antibody and linker construct designed to deliver the payload directly to tumor cells with minimal off-target effects. Trop-2 is expressed in a broad range of solid tumors, including lung, breast, bladder, gastric and pancreatic cancers. We are advancing AKTX-101 through IND-enabling studies with the goal of initiating a first-in-human Phase 1 clinical trial by mid-2027. In addition, we have expanded our PH1-based pipeline with AKTX-102, a CEACAM5-directed ADC program that combines a novel CEACAM5-targeting antibody construct with PH1, reflecting the scope of our research capabilities, and the potential of our PH1 payload to be designed into novel ADC candidates. and ADC design capabilities while we prioritize resources on the lead program.

Our activities since inception have consisted of performing research and development activities and raising capital.

We do not have any products available for commercial sale, and we have not generated any product revenue from our portfolio of product candidates or other sources. Our ability to generate revenue sufficient to achieve profitability, if ever, will depend on the successful development and eventual commercialization of our potential therapies, which we expect, if it ever occurs, will take a number of years. The research and development efforts require significant amounts of additional capital and adequate personnel infrastructure. There can be no assurance that our research and development activities will be successfully completed, or that our potential therapies will be commercially viable.

Recent Developments

Ratio Change

On March 31, 2026, we effected a change in the ratio of our ADSs to our ordinary shares (the “Ratio Change”), adjusting the ratio from one (1) ADS representing two thousand (2,000) ordinary shares to one (1) ADS representing eighty thousand (80,000) ordinary shares. The Ratio Change resulted in a one-for-forty (1-for-40) reverse split of our issued and outstanding ADSs and had no effect on our ordinary shares.

Corporate Information

Our principal office is located at 401 East Jackson Street, Suite 3300, Tampa, FL 33602, and our telephone number is (929) 274-7510. Our website address is www.akaritx.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained in, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

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The Offering

Securities Offered by us	Up to 1,139,818 ADSs and accompanying Series H Warrants to purchase up to 1,139,818 ADSs and accompanying Series I Warrants to purchase up to 1,139,818 ADSs, which is based on the last reported sales price of our ADSs on Nasdaq on May 7, 2026.

Ordinary Shares Outstanding Prior to this Offering	90,536,879,533 ordinary shares, of which 90,532,480,000 ordinary shares are represented by 1,131,656 ADSs and 4,349,533 ordinary shares that are not represented by ADSs.

Ordinary Shares Outstanding after this Offering	182,752,449,533 ordinary shares, of which 182,748,160,000 are represented by 2,284,352 ADSs and 4,289,533 ordinary shares that are not represented by ADSs (assuming no sale of any Pre-Funded Warrants and no exercise of the Common Warrants).

Pre-Funded Warrants	We are also offering to those purchasers, if any, whose purchase of our ADSs in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding ordinary shares immediately following the consummation of this offering, the opportunity, in lieu of purchasing ADSs, to purchase Pre-Funded Warrants to purchase ADSs. Each Pre-Funded Warrant will be immediately exercisable for one ADS at any time at the option of the holder until such Pre-Funded Warrant is exercised in full, provided that the holder will be prohibited from exercising Pre-Funded Warrants for ADSs if, as a result of such exercise, the holder, together with its affiliates and certain related parties, would own more than 9.99% of the total number of ordinary shares then issued and outstanding. The purchase price of each Pre-Funded Warrant is $6.579 (which is equal to the assumed combined public offering price per ADS and Series H Warrant and Series I Warrant to be sold in this offering minus $0.001 the exercise price per ADS of each Pre-Funded Warrant). For each Pre-Funded Warrant we sell, the number of ADSs we are offering will be decreased on a one-for-one basis. This offering also relates to the ADSs issuable upon exercise of any Pre-Funded Warrants sold in this offering. See “Description of Securities We Are Offering” for more information.

Series H Warrants	Up to 1,139,818 Series H Warrants. Each ADS and each Pre-Funded Warrant will be sold together with one Series H Warrant and one Series I Warrant. Each Series H Warrant will have an exercise price of $ per ADS (which will be no less than 100% of the assumed public offering price per ADS to be sold in the offering). The Series H Warrants will be immediately exercisable upon issuance, and will expire on the five (5) year anniversary of the issuance date. Because we will issue Series H Warrants for each ADS and for each Pre-Funded Warrant sold in this offering, the number of Series H Warrants sold in this offering will not change as a result of a change in the mix of ADSs and Pre-Funded Warrants sold. This offering also relates to the ADSs issuable upon exercise of any Series H Warrants sold in this offering. See “Description of Securities We Are Offering” for more information.

Series I Warrants	Up to 1,139,818 Series I Warrants. Each ADS and each Pre-Funded Warrant will be sold together with one Series H Warrant and one Series I Warrant. Each Series I Warrant will have an exercise price of $ per ADS (which will be no less than 100% of the assumed public offering price per ADS to be sold in the offering). The Series I Warrants will be immediately exercisable upon issuance, and will expire on the 12-month anniversary of the issuance date. Because we will issue Series I Warrants for each ADS and for each Pre-Funded Warrant sold in this offering, the number of Series I Warrants sold in this offering will not change as a result of a change in the mix of ADSs and Pre-Funded Warrants sold. This offering also relates to the ADSs issuable upon exercise of any Series I Warrants sold in this offering. See “Description of Securities We Are Offering” for more information.

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Use of proceeds

Assuming the maximum number of ADSs are sold in this offering at an assumed combined public offering price of $6.58 per ADS and accompanying Series H Warrant and Series I Warrant, which represents the closing price of our ADSs on Nasdaq on May 7, 2026, and assuming no issuance of any Pre-Funded Warrants and no exercise of the Common Warrants in connection with this offering, we estimate the net proceeds of the offering will be approximately $6.7 million, after deducting the Placement Agent fees and estimated offering expenses payable by us. However, this is a best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, and we may not sell all or any of these securities offered pursuant to this prospectus; as a result, we may receive significantly less in net proceeds.

We currently intend to use the net proceeds from this offering to fund our research and development activities and for working capital and general corporate purposes. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, our management will have broad discretion in the application of the net proceeds of this offering. See “Use of Proceeds” for more information.

Lock-Up Agreements	We and certain of our directors will enter into lock-up agreements in connection with this offering. Under these agreements, we and each of these persons, subject to certain exceptions, may not sell, transfer or dispose of, directly or indirectly, any of the ADSs or securities convertible into or exercisable or exchangeable for ADSs for a period of 45 days after the date of the closing of this offering. See “Plan of Distribution” for more information.

Depository	Deutsche Bank Trust Company Americas. See “Description of American Depositary Shares” for more information.

Risk factors	Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section starting on page 7 of this prospectus for a discussion of factors to consider carefully before deciding to invest in our securities.

Nasdaq Capital Market symbol	Our ADSs are listed on the Nasdaq Capital Market under the symbol “AKTX.” There is no established public trading market for the Common Warrants and Pre-Funded Warrants being offered and we do not expect a market to develop. Without an active trading market, the liquidity of those warrants will be limited. In addition, we do not intend to list the Pre-Funded Warrants or the Common Warrants on the Nasdaq Capital Market, any other national securities exchange or any other trading system.

Best efforts offering	We have agreed to offer and sell the securities offered hereby to the purchasers through the Placement Agent. The Placement Agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” for more information.

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The number of ordinary shares outstanding is based on 1,131,656 ADSs (representing 90,532,530,000 ordinary shares) and 4,349,533 ordinary shares that are not represented by ADSs, totaling 90,536,879,533 ordinary shares outstanding as of December 31, 2025, after giving effect to the Ratio Change, and excludes:

●	170,317 ADSs (representing 13,610,984,000 ordinary shares) issuable upon the exercise of stock options outstanding as December 31, 2025, at a weighted-average exercise price of $109.52 per ADS;

●	1,622 ADSs (representing 129,792,000 ordinary shares) issuable upon the vesting and issuance of restricted stock units outstanding as December 31, 2025;

●	344,120 ADSs (representing 27,529,606,000 ordinary shares) issuable upon the exercise of pre-funded warrants outstanding as of December 31, 2025;

●	1,332,851 ADSs (representing 106,628,158,000 ordinary shares) issuable upon the exercise of warrants outstanding as of December 31, 2025, at a weighted-average exercise price of $92.44 per ADS;

●	113,559 ADSs (representing 9,084,764,210 ordinary shares) reserved for future issuance under our 2023 Equity Incentive Plan; and

●	22,901 ADSs (representing 1,832,118,000 ordinary shares) issuable upon the conversion of outstanding convertible notes.

Unless otherwise indicated, all information in this prospectus assumes or gives effect to:

●	the Ratio Change;

●	no exercise or conversion of the options, warrants or convertible notes described above;

●	no sale of any Pre-Funded Warrants in this offering, which, if sold, would reduce the number of ADSs that we are offering on a one-for-one basis;

●	no exercise of any Common Warrants issued in this offering; and

●	no exercise of any Placement Agent Warrants to be issued to the Placement Agent or its designees as compensation in connection with this offering.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the risks below and the risk and uncertainties described under the heading “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated by reference in this prospectus, including our audited consolidated financial statements and the related notes, as updated by our subsequent quarterly reports on Form 10-Q and other reports and documents that are incorporated by reference into this prospectus, before you decide whether to purchase our securities. If any of such risks actually occur, our business, financial condition, results of operations, cash flow and prospects could be materially and adversely affected. As a result, the trading price of our ADSs could decline and you could lose all or part of your investment in our ADSs.

Risks Related to this Offering

You will experience immediate and substantial dilution in the net tangible book value per ADS you purchase.

Since the effective price per ADS being offered is substantially higher than the net tangible book value per ADS, you will suffer substantial dilution in the net tangible book value of the ADSs you purchase in this offering. Based on the assumed combined public offering price of $6.58 per ADS and accompanying Series H Warrant and Series I Warrant to purchase one ADS being sold in this offering (the last reported sale price per ADS on Nasdaq on May 7, 2026), if you purchase ADSs in this offering, you will suffer immediate and substantial dilution of approximately $9.83 per ADS in the net tangible book value of the ADSs, after deducting Placement Agent fees and estimated offering expenses payable by us. See the section titled “Dilution” in this prospectus for a more detailed discussion of the dilution you will incur if you purchase securities in this offering. The description in this paragraph assumes no sale of Pre-Funded Warrants, which, if sold, would reduce the number of ADSs that we are offering on a one-for-one basis.

If you purchase our securities in this offering, you may experience future dilution as a result of future equity offerings or other equity issuances.

In order to raise additional capital, we believe that we will offer and issue additional ADSs or other securities convertible into or exchangeable for our ADSs in the future. We are generally not restricted from issuing additional securities, including ADSs, securities that are convertible into or exchangeable for, or that represent the right to receive, ADSs or substantially similar securities other than the lock-up agreement incurred in connection with this offering. As a result of the dilution in net tangible book value to investors purchasing securities in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of the liquidation of our company. The issuance of securities in future offerings may cause further dilution to our shareholders, including investors in this offering. We cannot assure you that we will be able to sell ADSs or other securities in any other offering at a price per ADS that is equal to or greater than the price per ADS paid by investors in this offering, and investors purchasing other securities in the future could have rights superior to existing shareholders. The price per ADS at which we sell additional ADSs or other securities convertible into or exchangeable for our ADSs in future transactions may be higher or lower than the price per ADS in this offering.

In addition, we have a number of convertible securities outstanding. To the extent that outstanding convertible securities have been or may be exercised or other shares issued, you may experience further dilution. Further, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

The best efforts structure of this offering may have an adverse effect on our business plan.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us. The success of this offering will impact our ability to use the proceeds to execute our business plan. We may have insufficient capital to implement our business plan, potentially resulting in greater operating losses unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

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This offering is being made on a best efforts basis and we may sell fewer than all of the securities offered hereby and may receive significantly less in net proceeds from this offering, which will provide us only limited working capital.

This offering is being made on a best efforts basis and we may sell fewer than all of the securities offered hereby and may receive significantly less in net proceeds from this offering. Without giving effect to the receipt of any proceeds from this offering, we currently estimate that our existing cash and cash equivalents are sufficient to fund business operations through mid-2027.

The Common Warrants may not have any value.

Each Series H Warrant has an exercise price per ADS equal to $               (which will be no less than 100% of the assumed public offering price per ADS to be sold in the offering) and expires on the five year anniversary of its original issuance date. Each Series I Warrant has an exercise price per ADS equal to $               (which will be no less than 100% of the assumed public offering price per ADS to be sold in the offering) and expires on the 12-month anniversary of its original issuance date. The Common Warrants will be immediately exercisable upon issuance.

In the event the market price per our ADS does not exceed the exercise price of the Common Warrants during the applicable exercise period, the Common Warrants may expire without value.

Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds of this offering to fund our research and development activities and for working capital and general corporate purposes. However, our management will have broad discretion in the application of the net proceeds. Our shareholders may not agree with the manner in which our management chooses to allocate the net proceeds from this offering. The failure by our management to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operation. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income. The decisions made by our management may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial or other information upon which our management bases its decisions. See “Use of Proceeds” for more information.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including: (i) timely delivery of shares; (ii) agreement to not enter into variable rate financings for 90 days from the date of the closing of this offering, subject to an exception; (iii) agreement to not enter into any financings for 45 days from the date of the closing of this offering, subject to certain exceptions; and (iv) indemnification for breach of contract.

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ADSs representing a substantial percentage of our outstanding shares may be sold in this offering, which could cause the price of our shares to decline.

We may sell in this offering up to 1,139,818 ADSs, or approximately 123.9% of our outstanding ADSs, prior to this offering, as of December 31, 2025. This sale and any future sales of a substantial number of ADSs in the public market, or the perception that such sales may occur, could adversely affect the price of the ADSs on the Nasdaq Capital Market. We cannot predict the effect, if any, that market sales of those ADSs or the availability of those ADSs for sale will have on the market price of the ADSs.

There is no public market for the Common Warrants being offered or Pre-Funded Warrants in this offering.

There is no established public trading market for the Common Warrants being offered or the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants or Common Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants and Common Warrants will be limited.

The Common Warrants and the pre-Funded Warrants are speculative in nature.

The Common Warrants and the Pre-Funded Warrants offered hereby do not confer any rights of share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares at a fixed price. Specifically, commencing on the date of issuance, holders of the pre-Funded Warrants may acquire the shares issuable upon exercise of such warrants at an exercise price of $6.579 (which is equal to the assumed combined public offering price per ADS, Series H Warrant and Series I Warrant to be sold in this offering minus $0.001, the exercise price per ADS of each Pre-Funded Warrant). Moreover, following this offering, the market value of the Pre-Funded Warrants is uncertain and there can be no assurance that the market value of the Pre-Funded Warrants will equal or exceed the public offering price for the Pre-Funded Warrants.

Holders of the Pre-Funded Warrants and Common Warrants offered hereby will have no rights as shareholders with respect to the ADSs underlying those warrants until such holders exercise their warrants and acquire our shares, except as otherwise provided in the Common Warrants.

Until holders of the Pre-Funded Warrants and Common Warrants acquire our ADSs upon exercise thereof, such holders will have no rights with respect to the ADSs underlying such warrants, except to the extent that holders of such warrants will have certain rights to participate in distributions or dividends paid on our shares as set forth in the warrants. Upon exercise of the Pre-Funded Warrants and Common Warrants, the holders will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

We have never paid dividends on our share capital and we do not intend to pay dividends for the foreseeable future.

We have never declared or paid any dividends on our share capital and do not intend to pay any dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use to fund our research and development activities and for general corporate purposes. Accordingly, any gains from an investment in the ADSs will depend on price appreciation of the ADSs, which may never occur.

We have IPR&D and future impairment of IPR&D may have an adverse impact on our future financial condition and results of operations.

As of December 31, 2025, we had in-process research and development (“IPR&D”) of approximately $34.0 million, primarily relating to AKTX-101 and our ADC Platform. Our intangible assets have been previously impaired and remain subject to additional impairment analyses whenever an event or change in circumstances indicates the carrying amount of such an asset may not be recoverable. Events giving rise to impairment are difficult to predict and are an inherent risk in the pharmaceutical industry. Some of the potential risks that could result in further impairment of our IPR&D include negative preclinical or clinical trial results, adverse regulatory developments, delay or failure to obtain regulatory approval, additional development costs, changes in the manner of our use or development of our product candidates, competition, earlier than expected loss of exclusivity, pricing pressures, higher operating costs, our inability to identify or enter into strategic partnerships, collaborations or out-licensing arrangements on acceptable terms or at all, geopolitical conflicts, changes in tax laws, prices that third parties are willing to pay for our IPR&D or similar assets in an arm’s length transaction being less than the carrying value of our IPR&D, declines in our market capitalization, and other adverse market and economic environment changes or trends. Certain of these conditions are currently present, and impairment charges in the near term are reasonably likely. Events or changes in circumstances may lead to significant impairment charges on our IPR&D in the future, which could materially adversely affect our financial condition and results of operations.

The Company’s previous investment banker could assert that it has a right of first refusal with respect to this financing as well as rights to a fee if certain investors participate in this offering, notwithstanding the Company’s position that any such rights have been satisfied.

Our previous investment bank has a right of first refusal (“ROFR”) pursuant to our engagement letter, as well as a right to receive certain fees if certain investors participate in this offering (“Tail”). The Company previously delivered a notice pursuant to such right of first refusal obligation and such bank subsequently asserted to the Company that such notice was deficient and the right of first refusal remains effective for subsequent financings, such as this financing. While the Company asserts that it previously satisfied its ROFR obligation to such investment bank with respect to this financing by delivering such notice; however, the former investment banker may assert that such obligations have not been satisfied and may seek to enforce the ROFR and/or claim fees under the Tail or otherwise. Any such claim, if successful, could result in damages or other liabilities that would adversely affect the Company’s financial condition.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	We have a history of operating losses and cannot give assurance of future revenues or operating profits;

●	We will require substantial additional capital to fund our operations, and if we are unable to obtain such capital, we will be unable to successfully develop and commercialize any product candidates;

●	We have identified material weaknesses in our internal control over financial reporting;

●	We have not initiated clinical studies for any of the programs in our active pipeline or entered into any strategic partnerships regarding the continued development of our legacy pipeline assets. As a result, it may be years before we commercialize a product candidate, if ever;

●	If preclinical studies or clinical trials of our product candidates are prolonged or delayed, we may be unable to obtain required regulatory approvals, and therefore be unable to commercialize our product candidates or any of our future product candidates on a timely basis or at all;

●	We may encounter substantial delays in the commencement, enrollment or completion of clinical trials or we may fail to demonstrate safety and efficacy to the satisfaction of applicable regulatory authorities, which could prevent us from commercializing any product candidates we determine to develop on a timely basis, if at all;

●	Serious adverse events, undesirable side effects, or other unexpected properties of our product candidates may be identified during development or after approval, which could lead to the discontinuation of our development programs, refusal by regulatory authorities to approve our product candidates, or, if discovered following marketing approval, revocation of marketing authorizations or limitations on the use of our product candidates, any of which would limit the commercial potential of such product candidates;

●	Our proprietary ADC platform is based on novel technologies that are unproven and may not result in approvable or marketable products, which exposes us to unforeseen risks and makes it difficult for us to predict the time and cost of product development and potential for regulatory approval, and we may not be successful in our efforts to expand our development portfolio of product candidates;

●	Interim, initial, or preliminary results from our preclinical testing or clinical trials that we announce or publish from time to time may change as more patient data become available and are subject to additional audit, validation, and verification procedures that could result in material changes in the final data;

●	We or a future strategic partner may choose to, or may be required to, suspend, repeat, or terminate clinical trials of our assets if they are not conducted in accordance with regulatory requirements, the results are negative or inconclusive, or the trials are not well designed;

●	Our employees, independent contractors, principal investigators, contract research organizations, consultants, vendors, and collaboration partners may engage in misconduct or other improper activities, including non-compliance with regulatory standards;

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●	Our industry is highly competitive, and our product candidates may become obsolete;

●	If we are unable to establish sales, marketing, and distribution capabilities on our own or through collaborations with partners, we may not be successful in commercializing any approved drugs;

●	Even if any of our current or future product candidates receive marketing approval, such product candidates may fail to achieve market acceptance by physicians, patients, third-party payors, or others in the medical community necessary for commercial success, in which case we may not generate significant revenues or become profitable;

●	Even if we are able to commercialize any product candidate, the third-party payor coverage and reimbursement status of newly-approved products is uncertain. Failure to obtain or maintain adequate coverage and reimbursement for our product candidates could limit our ability to market those products and decrease our ability to generate revenue;

●	Our future growth may depend, in part, on our ability to commercialize products in foreign markets, where we would be subject to additional regulatory burdens and other risks and uncertainties;

●	EU drug marketing and reimbursement regulations may materially affect our ability to market and receive coverage for our products in the EU Member States;

●	Our success depends in part on our ability to protect our intellectual property and proprietary technologies;

●	We rely on third parties to conduct, supervise, and monitor our preclinical studies and clinical trials, and to manufacture our product candidates, and if those third parties perform in an unsatisfactory manner it may harm our business;

●	We are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability. Our business, financial condition, and results of operations could be materially adversely affected by any negative impact on the global economy and capital markets resulting from geopolitical tensions or high inflation;

●	Our business is subject to risks associated with conducting business internationally;

●	Insiders own a significant amount of our outstanding shares, which could delay or prevent a change in corporate control or result in the entrenchment of management and/or our board of directors;

●	Future sales and issuances of our ordinary shares or ADSs, or rights to purchase ordinary shares or ADSs pursuant to our equity incentive plans, could result in additional dilution;

●	We have in the past, and may in the future, fail to meet the requirements for continued listing on Nasdaq, causing our ADSs to be delisted; and

●	The rights of our shareholders may differ from the rights typically offered to shareholders of a U.S. corporation.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties, some of which are beyond our control, or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” and in our periodic filings with the SEC. Our SEC filings are available publicly on the SEC website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Accordingly, forward-looking statements in this prospectus should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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USE OF PROCEEDS

Assuming the maximum number of securities are sold in this offering at an assumed combined public offering price of $6.58 per ADS and accompanying Series H Warrant and Series I Warrant, which represents the closing price of our ADSs on Nasdaq on May 7, 2026 , and assuming no issuance of Pre-Funded Warrants in connection with this offering, we estimate the net proceeds of the offering will be approximately $6.7 million, after deducting the Placement Agent’s fees and estimated offering expenses payable by us and excluding the proceeds we may receive from the cash exercise of the Common Warrants to be issued in this offering, if any. However, this is a best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, and we may not sell all or any of these securities offered pursuant to this prospectus; as a result, we may receive significantly less in net proceeds. We cannot predict when or if the Pre-Funded Warrants, the Common Warrants and the Placement Agent Warrants will be exercised, or if they will be exercised for cash. It is possible that the Common Warrants and the Placement Agent Warrants may expire and may never be exercised.

Each $0.10 increase (decrease) in the assumed combined public offering price of $6.58 per ADS and accompanying Series H Warrant and Series I Warrant would increase (decrease) the net proceeds to us from this offering, after deducting the estimated placement agent fees and estimated offering expenses payable by us, by $0.11 million, assuming that the number of ADSs and accompanying Series H Warrants and Series I Warrants offered by us, as set forth on the cover page of this prospectus, remains the same. We may also increase or decrease the number of ADSs and Common Warrants we are offering. An increase (decrease) of 100,000 in the number of ADSs we are offering would increase (decrease) the net proceeds to us from this offering, after deducting the estimated placement agent fees and estimated offering expenses payable by us, by $0.6 million, assuming the assumed combined public offering price stays the same.

We currently intend to use the net proceeds from this offering to fund our research and development activities and for working capital and general corporate purposes. Accordingly, we retain broad discretion over the use of the net proceeds from the sale of our ADSs and Common Warrants (or Pre-Funded Warrants and Common Warrants, if applicable), pursuant to this prospectus. The precise amount and timing of the application of such proceeds will depend upon our liquidity needs and the availability and cost of other capital over which we have little or no control.

Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in a variety of capital preservation investments, short and intermediate term, interest-bearing, investment-grade instruments, U.S. government securities and highly rated corporate debt securities, although our investment policy may change following the date of the closing of this offering. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us.

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CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2025 as follows:

●	on an actual basis; and

●	on an as adjusted basis to give effect to the assumed issuance and sale in this offering of 1,139,818 ADSs and accompanying Series H Warrants and Series I Warrants at the assumed combined public offering price of $6.58 per ADS, the last reported sales price of our ADSs on Nasdaq on May 7, 2026, and assuming no sale of any Pre-Funded Warrants and no exercise of any Common Warrants, after deducting the estimated the Placement Agent’s fees and estimated offering expenses payable by us, as if such issuances and sales had occurred on December 31, 2025.

The following depiction of our capitalization on an as adjusted basis as of December 31, 2025 reflects the completion of this offering and does not reflect exercise of any options or warrants. The adjusted amounts shown below are unaudited and represent management’s estimate. The information in this table should be read in conjunction with and is qualified by reference to the financial statements and notes thereto and other financial information incorporated by reference into this prospectus.

	As of December 31, 2025
(U.S. dollars in thousands)	Actual (audited)	As Adjusted (unaudited)
Cash and cash equivalents	$5,203	$11,914

Shareholders’ equity:
Ordinary shares, $0.000000005 par value	-	-
Additional paid in capital	234,318	241,029
Capital redemption reserve	59,342	59,342
Accumulated other comprehensive loss	(782)	(782)
Accumulated deficit	(264,550)	(264,550)

Total shareholders’ equity	$28,328	35,039

Each $0.10 increase (decrease) in an assumed combined public offering price of $6.58 per ADS and accompanying Series H Warrant and Series I Warrant would increase (decrease) the amount of cash and cash equivalents and total stockholders’ equity by $0.11 million, assuming that the number of ADSs and accompanying Series H Warrants and Series I Warrants offered by us, as set forth on the cover page of this prospectus remains the same and after deducting the Placement Agent’s fees and estimated offering expenses payable by us. We may also increase or decrease the number of ADSs and accompanying Series H Warrants and Series I Warrants we are offering. An increase (decrease) of 100,000 in the number of ADSs we are offering would increase (decrease) the amount of cash and cash equivalents and total stockholders’ equity by $0.6 million, after deducting the estimated Placement Agent’s fees and estimated offering expenses payable by us, assuming the assumed combined public offering price stays the same. The information discussed above is illustrative only and will adjust based on the actual combined public offering price, the actual number of securities that we offer in this offering, and other terms of this offering determined at pricing.

The above discussion and table are based on 1,131,656 ADSs (representing 90,532,530,000 ordinary shares) and 4,349,533 ordinary shares that are not represented by ADSs, totaling 90,536,879,533 ordinary shares outstanding as December 31, 2025, after giving effect to the Ratio Change, and exclude, as of such date, the ADSs underlying the Common Warrants, the Pre-Funded Warrants, and the Placement Agent Warrants, as well as the following:

●	170,317 ADSs (representing 13,610,984,000 ordinary shares) issuable upon the exercise of stock options outstanding as December 31, 2025, at a weighted-average exercise price of $109.52 per ADS;

●	1,622 ADSs (representing 129,792,000 ordinary shares) issuable upon the vesting and issuance of restricted stock units outstanding as December 31, 2025;

●	344,120 ADSs (representing 27,529,606,000 ordinary shares) issuable upon the exercise of pre-funded warrants outstanding as of December 31, 2025;

●	1,332,851 ADSs (representing 106,628,158,000 ordinary shares) issuable upon the exercise of warrants outstanding as of December 31, 2025, at a weighted-average exercise price of $92.44 per ADS;

●	113,559 ADSs (representing 9,084,764,210 ordinary shares) reserved for future issuance under our 2023 Equity Incentive Plan; and

●	22,901 ADSs (representing 1,832,118,000 ordinary shares) issuable upon the conversion of outstanding convertible notes.

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DILUTION

If you purchase our ADSs and accompanying Series H Warrant and Series I Warrant in this offering, you will experience dilution to the extent of the difference between the combined public offering price per ADS and accompanying Series H Warrant and Series I Warrant you pay in this offering and the net tangible book value per ADS immediately after this offering.

The net tangible book value of our ADSs on December 31, 2025 was approximately $(14.1) million, or approximately $(12.46) per ADS. Net tangible book value per ADS represents the amount of our total tangible assets less total liabilities divided by the total number of our ADSs outstanding.

After giving effect to the assumed sale by us of all ADSs and accompanying Series H Warrants and Series I Warrants offered by means of this prospectus at an assumed combined public offering price of $6.58 per ADS and accompanying Series H Warrant and Series I Warrant, which is based on the last reported sale price of our ADSs on Nasdaq on May 7, 2026, assuming no sale of Pre-Funded Warrants and no exercise of any Common Warrants, and after deducting the Placement Agent’s fees and estimated offering expenses payable by us, our pro forma net tangible book value as of December 31, 2025 would have been approximately $(7.4) million, or approximately $(3.25) per ADS. This represents an immediate increase in net tangible book value of approximately $9.21 per ADS to existing stockholders and an immediate dilution of approximately $9.83 per ADS to new investors in this offering. The following table illustrates this per ADS dilution:

Assumed combined public offering price per ADS and accompanying Common Warrant	$6.58
Net tangible book value per ADS as of December 31, 2025	$(12.46)
Increase per ADS attributable to new investors in this offering	$9.21
Pro forma net tangible book value per ADS as of December 31, 2025 after giving effect to this offering	$(3.25)
Dilution in net tangible book value per ADS to new investors in this offering	$9.83

Each $0.10 increase (decrease) in an assumed combined public offering price of $6.58 per ADS and accompanying Series H Warrant and Series I Warrant would increase (decrease) our pro forma net tangible book value after this offering by $0.05 per ADS, and the dilution per ADSs to new investors by $0.05 per ADS and accompanying Series H Warrant and Series I Warrant, assuming that the number of ADS and accompanying Series H Warrants and Series I Warrants offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the Placement Agent’s fees and estimated offering expenses payable by us. We may also increase or decrease the number of ADS and accompanying Series H Warrants and Series I Warrants we are offering. An increase (decrease) of 100,000 in the number of ADS we are offering would increase (decrease) the dilution per ADSs to new investors by $0.27, after deducting the estimated Placement Agent’s fees and estimated offering expenses payable by us, assuming the assumed combined public offering price stays the same. The information discussed above is illustrative only and will adjust based on the actual combined public offering price, the actual number of securities that we offer in this offering, and other terms of this offering determined at pricing.

The above discussion and table are based on 1,131,656 ADSs (representing 90,532,530,000 ordinary shares) and 4,349,533 ordinary shares that are not represented by ADSs, totaling 90,536,879,533 ordinary shares outstanding as December 31, 2025, after giving effect to the Ratio Change, and exclude, as of such date, the ADSs underlying the Common Warrants, the Pre-Funded Warrants, and the Placement Agent Warrants, as well as the following:

●	170,317 ADSs (representing 13,610,984,000 ordinary shares) issuable upon the exercise of stock options outstanding as December 31, 2025, at a weighted-average exercise price of $109.52 per ADS;

●	1,622 ADSs (representing 129,792,000 ordinary shares) issuable upon the vesting and issuance of restricted stock units outstanding as December 31, 2025;

●	344,120 ADSs (representing 27,529,606,000 ordinary shares) issuable upon the exercise of pre-funded warrants outstanding as of December 31, 2025;

●	1,332,851 ADSs (representing 106,628,158,000 ordinary shares) issuable upon the exercise of warrants outstanding as of December 31, 2025, at a weighted-average exercise price of $92.44 per ADS;
●	113,559 ADSs (representing 9,084,764,210 ordinary shares) reserved for future issuance under our 2023 Equity Incentive Plan; and

●	22,901 ADSs (representing 1,832,118,000 ordinary shares) issuable upon the conversion of outstanding convertible notes.

The above illustration does not take into account further dilution to investors in this offering that could occur upon the exercise of outstanding securities having a per ADS exercise price less than the effective public offering price per ADS in this offering. To the extent that any of these outstanding securities outstanding as of December 31, 2025, have been or are exercised in the future or we issue additional shares under our incentive plan, investors purchasing securities in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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DIVIDEND POLICY

We have never declared or paid cash dividends on our share capital. We currently intend to retain all available funds and future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and other factors our board of directors deems relevant.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to 1,139,818 ADSs and accompanying Series H Warrants to purchase up to 1,139,818 ADSs and accompanying Series I Warrants to purchase up to 1,139,818 ADSs. In addition, we are also offering Pre-Funded Warrants to purchase up to 1,139,818 ADSs in lieu of ADSs to those investors whose purchase of ADSs in this offering would result in the investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the investor, 9.99%) of our outstanding ordinary shares following the consummation of this offering. For each Pre-Funded Warrant we sell, the number of ADSs we are offering will be decreased on a one-for-one basis. We are also offering the ADSs issuable from time to time upon exercise of the Pre-Funded Warrants and the Common Warrants offered hereby.

General

Our authorized capital stock consists of shares made up of 761,963,201,733 ordinary shares.

As of the date of this prospectus, there were 90,536,879,533 ordinary shares, of which 90,532,480,000 ordinary shares were represented by 1,131,656 ADSs and 4,349,533 ordinary shares that were not represented by ADSs.

ADSs and Ordinary Shares

For a description of the ADSs and the ordinary shares underlying the ADSs, and of the provisions of our articles of association, please see Exhibit 3.1 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 30, 2026, which incorporated by reference herein.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of the Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration, Exercise Price and Form. Each Pre-Funded Warrant offered hereby will have an initial exercise price per ADS equal to $6.579 (which is equal to the assumed combined public offering price per ADS, Series H Warrant and Series I Warrant to be sold in this offering minus $0.001, the exercise price per ADS of each Pre-Funded Warrant). The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of ADSs issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our ADSs and the exercise price. The Pre-Funded Warrants will be issued separately from the accompanying Common Warrants and may be transferred separately immediately thereafter.

Exercisability. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ADSs purchased upon such exercise (except in the case of a cashless exercise as discussed below). Purchasers of the Pre-Funded Warrants in this offering may elect to deliver their exercise notice following the pricing of the offering and prior to the issuance of the Pre-Funded Warrants at closing to have their Pre-Funded Warrants exercised immediately upon issuance and receive ADSs underlying the Pre-Funded Warrants upon closing of this offering. A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrants to the extent that the holder would own more than 9.99% of the outstanding ordinary shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding stock after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. Purchasers of Pre-Funded Warrants in this offering may also elect prior to the issuance of the Pre-Funded Warrants to have the initial exercise limitation set at 9.99% of our outstanding ordinary shares.

Fractional Shares. No fractional ADSs will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional ADSs, we will either round up to the nearest whole number or pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

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Cashless Exercise. If, at the time a holder exercises its Pre-Funded Warrant, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of ADSs determined according to a formula set forth in the Pre-Funded Warrants.

Transferability. Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of our ADSs, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our ADSs, including any voting rights, until they exercise their Pre-Funded Warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of 50% or more of our outstanding ordinary shares, or any person or group becoming the beneficial owner of 50% or more of the voting power represented by our outstanding ordinary shares, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Series H Warrants

The following summary of certain terms and provisions of the Series H Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Series H Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of the Series H Warrants for a complete description of the terms and conditions of the Series H Warrants.

Duration, Exercise Price and Form. Each Series H Warrant offered hereby will have an initial exercise price per ADS equal to $           (which will be no less than 100% of the assumed public offering price per ADS to be sold in the offering). The Series H Warrants will be immediately exercisable upon issuance and will expire on the five (5) year anniversary of the issuance date. The exercise price and number of ADSs issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our share capital and the exercise price. The Series H Warrants will be issued separately from the ADSs or Pre-Funded Warrants, as applicable, and Series I Warrants and will be held separately immediately thereafter. One Series H Warrant to purchase one ADS each will be issued for every ADS or Pre-Funded Warrant purchased in this offering.

Because the Series H Warrants are immediately exercisable upon issuance, no shareholder approval is required in connection with the issuance of ADSs upon exercise of the Series H Warrants.

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Exercisability. The Series H Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ADSs purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Series H Warrants to the extent that the holder would own more than 9.99% of the outstanding ordinary shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding ordinary shares after exercising the holder’s Series H Warrant up to 9.99% of the number of ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series H Warrant. No Series H Warrants exercisable for a fractional ADS will be issued in this offering.

Cashless Exercise. If, at the time a holder exercises its Series H Warrant, a registration statement registering the issuance of the ADSs underlying the Series H Warrant under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such ADSs, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of ADSs determined according to a formula set forth in the Series H Warrants.

Fractional Shares. No fractional ADSs will be issued upon the exercise of the Series H Warrant. In lieu of fractional ADSs, we will either round up to the nearest whole number or pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability. Subject to applicable laws, a Series H Warrant may be transferred at the option of the holder upon surrender of the Series H Warrants to us together with the appropriate instrument of transfer.

Exchange Listing. There is no established public trading market for the Series H Warrants, and we do not expect a market to develop. In addition, we do not intend to list the Series H Warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Series H Warrants will be limited.

Right as a Stockholder. Except as otherwise provided in the Series H Warrants or by virtue of such holder’s ownership of ADSs, the holders of the Series H Warrants do not have the rights or privileges of holders of our ADSs, including any voting rights, until they exercise their Series H Warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the form of Series H Warrants, and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of 50% or more of our outstanding ordinary shares, or any person or group becoming the beneficial owner of 50% or more of the voting power represented by our outstanding ordinary shares, the holders of the Series H Warrants will be entitled to receive upon exercise of the Series H Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series H Warrants immediately prior to such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder of a Series H Warrant will have the right to require us to repurchase its Series H Warrants at the Black-Scholes value; provided, however, that, if the fundamental transaction is not within our control, including not approved by our board of directors, then the holder will only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black-Scholes value of the unexercised portion of Series H Warrant that is being offered and paid to the holders of our ADSs in connection with the fundamental transaction.

Series I Warrants

The following summary of certain terms and provisions of the Series I Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Series I Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of the Series I Warrants for a complete description of the terms and conditions of the Series I Warrants.

Duration, Exercise Price and Form. Each Series I Warrant offered hereby will have an initial exercise price per ADS equal to $           (which will be no less than 100% of the assumed public offering price per ADS to be sold in the offering). The Series H Warrants will be immediately exercisable upon issuance and will expire on the 12-month anniversary of the issuance date. The exercise price and number of ADSs issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our share capital and the exercise price. The Series I Warrants will be issued separately from the ADSs or Pre-Funded Warrants, as applicable, and Series H Warrants and will be held separately immediately thereafter. One Series I Warrant to purchase one ADS each will be issued for every ADS or Pre-Funded Warrant purchased in this offering.

Because the Series I Warrants are immediately exercisable upon issuance, no shareholder approval is required in connection with the issuance of ADSs upon exercise of the Series I Warrants.

Exercisability. The Series I Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ADSs purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Series I Warrants to the extent that the holder would own more than 9.99% of the outstanding ordinary shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding ordinary shares after exercising the holder’s Series I Warrant up to 9.99% of the number of ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series I Warrant. No Series I Warrants exercisable for a fractional ADS will be issued in this offering.

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Cashless Exercise. If, at the time a holder exercises its Series I Warrant, a registration statement registering the issuance of the ADSs underlying the Series I Warrant under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such ADSs, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of ADSs determined according to a formula set forth in the Series I Warrants.

Fractional Shares. No fractional ADSs will be issued upon the exercise of the Series I Warrant. In lieu of fractional ADSs, we will either round up to the nearest whole number or pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability. Subject to applicable laws, a Series I Warrant may be transferred at the option of the holder upon surrender of the Series I Warrants to us together with the appropriate instrument of transfer.

Exchange Listing. There is no established public trading market for the Series I Warrants, and we do not expect a market to develop. In addition, we do not intend to list the Series I Warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Series I Warrants will be limited.

Right as a Stockholder. Except as otherwise provided in the Series I Warrants or by virtue of such holder’s ownership of ADSs, the holders of the Series I Warrants do not have the rights or privileges of holders of our ADSs, including any voting rights, until they exercise their Series I Warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the form of Series I Warrants, and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of 50% or more of our outstanding ordinary shares, or any person or group becoming the beneficial owner of 50% or more of the voting power represented by our outstanding ordinary shares, the holders of the Series I Warrants will be entitled to receive upon exercise of the Series I Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series I Warrants immediately prior to such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder of a Series I Warrant will have the right to require us to repurchase its Series I Warrants at the Black-Scholes value; provided, however, that, if the fundamental transaction is not within our control, including not approved by our board of directors, then the holder will only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black-Scholes value of the unexercised portion of Series I Warrant that is being offered and paid to the holders of our ADSs in connection with the fundamental transaction.

Placement Agent Warrants

We have also agreed to issue to the Placement Agent or its designees, the Placement Agent Warrants, to purchase up to 34,195 ADSs as compensation in connection with this offering. The Placement Agent Warrants and any shares issuable thereunder shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of commencement of sales of this offering The Placement Agent Warrants will have substantially the same terms as the Common Warrants described above, except that the Placement Agent Warrants will have an exercise price of $            per ADS (representing 125% of the combined public offering price per ADS and accompanying Common Warrant) and a termination date that will be five years from the commencement of the sales pursuant to this offering. See “Plan of Distribution” below.

Stock Exchange Listing

Our ADSs have been listed on the Nasdaq Capital Market under the symbol “AKTX” since September 21, 2015.

ADS Depositary

Deutsche Bank Trust Company Americas, as our depositary, registers and delivers the ADSs. Each ADS represents ownership of 80,000 ordinary shares deposited with Deutsche Bank AG, London Branch with its principal office at Winchester House, 1 Great Winchester Street, London EC2N 2DB, U.K., as custodian for the depositary. Each ADS also represents ownership of any other securities, cash or other property, which may be held by the depositary. The depositary’s corporate trust office at which the ADSs are administered is located at 1 Columbus Circle, New York, NY 10019, USA. The principal executive office of the depositary is located at 1 Columbus Circle, New York, NY 10019, USA.

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Description of American Depositary Shares

Stock Exchange Listing

Our ADSs have been listed on the Nasdaq Capital Market under the symbol “AKTX” since September 21, 2015.

American Depositary Shares

Deutsche Bank Trust Company Americas, as our depositary, registers and delivers the ADSs. Each ADS represents ownership of 80,000 ordinary shares deposited with Deutsche Bank AG, London Branch with its principal office at Winchester House, 1 Great Winchester Street, London EC2N 2DB, U.K., as custodian for the depositary. Each ADS also represents ownership of any other securities, cash or other property, which may be held by the depositary. The depositary’s corporate trust office at which the ADSs are administered is located at 1 Columbus Circle, New York, NY 10019, USA. The principal executive office of the depositary is located at 1 Columbus Circle, New York, NY 10019, USA.

The Direct Registration System (“DRS”), is a system administered by DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.

We do not treat ADS holders as shareholders and accordingly, ADS holders, do not have shareholder rights. English law governs shareholder rights. The depositary or its custodian is the holder of the ordinary shares underlying the ADSs. A holder of ADSs only has ADS holder rights. A deposit agreement among us, the depositary and the ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement.

Holding the ADSs

Each holder of ADSs may hold their ADSs either (1) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in the name of the holder, or (b) by holding ADSs in the DRS, or (2) indirectly through each holder’s broker or other financial institution. If one holds ADSs directly, then they are an ADS holder. The description set forth herein assumes that each holder holds their ADSs directly. If a holder holds the ADSs indirectly, they must rely on the procedures of their broker or other financial institution to assert the rights of ADS holders described in this section. Each holder of ADSs should consult with their broker or financial institution to find out what those procedures are.

Dividends and Other Distributions

The depositary has agreed to pay to ADS holders the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. The holder of ADSs receives these distributions in proportion to the number of ordinary shares their ADSs represent as of the record date (which will be as close as practicable to the record date for our ordinary shares) set by the depositary with respect to the ADSs.

●	Cash. The depositary converts any cash dividend or other cash distribution we pay on the ordinary shares or any net proceeds from the sale of any ordinary shares, rights, securities or other entitlements into U.S. dollars if it can do so on a reasonable basis, and can transfer the U.S. dollars to the United States. If that is not possible or lawful or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. The depositary holds the foreign currency it cannot convert for the account of the ADS holders who have not been paid. The depositary does not invest the foreign currency and is not liable for any interest.

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●	Shares. The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution to the extent reasonably practicable and permissible under law. The depositary only distributes whole ADSs. It will try to sell ordinary shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new ordinary shares. The depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses in connection with that distribution.

●	Other Distributions. Subject to receipt of timely notice from us with the request to make any such distribution available to ADS holders, and provided the depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the deposit agreement, the depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice: it may decide to sell what we distributed and distribute the net proceeds in the same way as it does with cash; or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

●	Rights to Purchase Additional Shares. If we offer holders of our ordinary shares any rights to subscribe for additional shares or any other rights, the depositary may after consultation with us and having received timely notice as described in the deposit agreement of such distribution by us, make these rights available to ADS holders. We must first instruct the depositary to make such rights available to ADS holders and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the net proceeds in the same way as it does with cash. The depositary allows rights that are not distributed or sold to lapse. In that case, ADS holders receive no value for them. If the depositary makes rights available to ADS holders, it will exercise the rights and purchase the shares on ADS holders’ behalf. The depositary will then deposit the shares and deliver ADSs to ADS holders. The depositary only exercises rights if ADS holders pay it the exercise price and any other charges the rights require that ADS holders to pay. U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, ADS holders may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

●	Elective Distributions in Cash or Shares. If we offer holders of our ordinary shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice as described in the deposit agreement of such elective distribution by us, has discretion to determine to what extent such elective distribution will be made available to ADS holders. We must first instruct the depositary to make such elective distribution available to ADS holders and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practical to make such elective distribution available to ADS holders, or it could decide that it is only legal or reasonably practical to make such elective distribution available to some but not all holders of the ADSs. In such case, the depositary shall, on the basis of the same determination as is made in respect of the ordinary shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing ordinary shares in the same way as it does in a share distribution. The depositary is not obligated to make available to ADS holders a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that ADS holders will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that ADS holders may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to ADS holders.

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Deposit, Withdrawal and Cancellation

The depositary will deliver ADSs if an ADS holder or its broker deposits ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names the ADS holder requests and will deliver the ADSs to or upon the order of the person or persons entitled thereto.

You may turn in your ADSs at the depositary’s corporate trust office or by providing appropriate instructions to your broker. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, if feasible.

The depositary may refuse to accept for surrender ADSs only in the case of (i) temporary delays caused by closing our transfer books or those of the depositary or the deposit of our ordinary shares in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges and (iii) compliance with any laws or governmental regulations relating to depositary receipts or to the withdrawal of deposited securities. Subject thereto, in the case of surrender of a number of ADSs representing other than a whole number of our ordinary shares, the depositary will cause ownership of the appropriate whole number of our ordinary shares to be delivered in accordance with the terms of the deposit agreement and will, at the discretion of the depositary, either (i) issue and deliver to the person surrendering such ADSs a new ADS representing any remaining fractional ordinary share or (ii) sell or cause to be sold the fractional ordinary shares represented by the ADSs surrendered and remit the proceeds of such sale (net of applicable fees and charges of, and expenses incurred by, the depositary and taxes and/or governmental charges) to the person surrendering the ADS.

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

As an ADS holder, you may instruct the depositary how to vote the deposited shares your ADSs represent. Otherwise, you could exercise your right to vote directly if you withdraw the ordinary shares your ADSs represent. However, you may not know about the meeting enough in advance to withdraw the ordinary shares.

If we ask for your instructions and upon timely notice from us as described in the deposit agreement, the depositary will notify you of the upcoming vote and arrange to deliver our voting materials to you. The materials will (1) describe the matters to be voted on and (2) explain how you may instruct the depositary to vote the ordinary shares or other deposited securities underlying your ADSs as you direct.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the ordinary shares underlying your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out your voting instructions or for the manner of carrying out your voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if the ordinary shares underlying your ADSs are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we are required to give the depositary 30 days’ advance notice of any such meeting and details concerning the matters to be voted upon sufficiently in advance of the meeting date, and the depositary will mail you a notice.

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Fees and Expenses

As a holder of ADSs, you will be required to pay the following fees to the depositary under the terms of the deposit agreement:

Service:	Fee:
Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property	Up to $0.05 per ADS issued

Cancellation of ADSs, including in the case of termination of the deposit agreement	Up to $0.05 per ADS cancelled

Distribution of cash dividends or other cash distributions	Up to $0.02 per ADS held

Distribution of ADSs pursuant to share dividends, free share distributions or exercise of rights	Up to $0.05 per ADS held

Operation and maintenance costs in administering the ADSs	An annual fee of $0.02 per ADS held

Inspections of the relevant share register maintained by the local registrar and/or performing due diligence on the central securities depository for England and Wales	An annual fee of $0.01 per ADS held (such fee to be assessed against holders of record as at the date or dates set by the depositary as it sees fit and collected at the sole discretion of the depositary by billing such holders for such fee or by deducting such fee from one or more cash dividends or other cash distributions)

Payment of Taxes

As an ADS holder, you will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for you.

Amendment and Termination

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until thirty (30) days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by virtue of continuing to hold your ADSs, to have agreed to the amendment and to be bound by the ADRs and the deposit agreement as amended.

The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign and we have not appointed a new depositary within 90 days. In such case, the depositary must notify you at least 30 days before termination.

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After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver ordinary shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. Six months or more after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination, our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

●	are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;

●	are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreement, including, without limitation, requirements of any present or future law, regulation, governmental or regulatory authority or share exchange of any applicable jurisdiction, any present or future provisions of our memorandum and articles of association, on account of possible civil or criminal penalties or restraint, any provisions of or governing the deposited securities or any act of God, war or other circumstances beyond our control as set forth in the deposit agreement;

●	are not liable if either of us exercises, or fails to exercise, discretion permitted under the deposit agreement;

●	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf, as an ADS holder, or on behalf of any other party;

●	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;

●	disclaim any liability for any action/inaction in reliance on the advice or information of legal counsel, accountants, any person presenting ordinary shares for deposit, holders and beneficial owners (or authorized representatives) of ADSs, or any person believed in good faith to be competent to give such advice or information;

●	disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADSs; and

●	disclaim any liability for any indirect, special, punitive or consequential damages.

The depositary and any of its agents also disclaim any liability for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you, as an ADS holder, or for any inaccuracy of any translation thereof, any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the credit-worthiness of any third party, or for any tax consequences that may result from ownership of ADSs, ordinary shares or deposited securities.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will issue, deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities and payment of the applicable fees, expenses and charges of the depositary;

●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we think it is necessary or advisable to do so.

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Your Right to Receive the Shares Underlying Your ADSs

You have the right to cancel your ADSs and withdraw the underlying shares at any time except:

●	when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our ordinary shares;

●	when you owe money to pay fees, taxes and similar charges; or

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System (“Profile”) will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on, and compliance with, instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement, shall not constitute negligence or bad faith on the part of the depositary.

Pre-release of ADSs

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying ordinary shares. This is called a pre-release of the ADSs. The depositary may also deliver ordinary shares upon cancellation of pre-released ADSs (even if the ADSs are cancelled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying ordinary shares are delivered to the depositary. The depositary may receive ADSs instead of ordinary shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer (a) owns the ordinary shares or ADSs to be deposited, (b) assigns all beneficial rights, title and interest in such ordinary shares or ADSs to the depositary for the benefit of the owners, (c) will not take any action with respect to such ordinary shares or ADSs that is inconsistent with the transfer of beneficial ownership, (d) indicates the depositary as owner of such ordinary shares or ADSs in its records, and (e) unconditionally guarantees to deliver such ordinary shares or ADSs to the depositary or the custodian, as the case may be; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. Each pre-release is subject to further indemnities and credit regulations as the depositary considers appropriate. In addition, the depositary will normally limit the number of ADSs that may be outstanding at any time as a result of pre-release to 30% of the aggregate number of ADSs then outstanding, although the depositary, in its sole discretion, may disregard the limit from time to time, if it thinks it is appropriate to do so, including (1) due to a decrease in the aggregate number of ADSs outstanding that causes existing pre-release transactions to temporarily exceed the limit stated above or (2) where otherwise required by market conditions. The depositary may also set limits with respect to the number of ADSs and shares involved in pre-release transactions with any one person on a case-by-case basis as it deems appropriate.

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PLAN OF DISTRIBUTION

A.G.P./Alliance Global Partners has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the placement agent agreement dated                  , 2026. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. Therefore, we may not sell the entire amount of securities offered pursuant to this prospectus. We will enter into a securities purchase agreement directly with certain investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering.

We will deliver the securities being issued to the investors upon receipt of such investor’s funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus on or about          , 2026.

We have agreed to indemnify the Placement Agent and specified other persons against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Fees and Expenses

This offering is being conducted on a reasonable “best efforts” basis, and the Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. The following table shows the per ADS and accompanying Series H Warrant and Series I Warrant and per Pre-Funded Warrant and accompanying Series H Warrant and Series I Warrant and total placement agent fees we will pay in connection with the sale of the securities in this offering.

	Per ADS and Accompanying Series H Warrant and Series I Warrant	Per Pre-Funded Warrant and Accompanying Series H Warrant and Series I Warrant	Total
Combined public offering price
Placement agent fees
Proceeds to us, before expenses

We have agreed to pay the Placement Agent a cash fee equal to 6.0% of the aggregate gross proceeds raised in this offering; provided that we shall pay the Placement Agent a reduced cash fee of 3.5% of the aggregate gross proceeds raised from the sale of securities to our directors and officers. In addition, we have agreed to reimburse the Placement Agent for up to $100,000  for legal fees and out-of-pocket expenses. We will also pay the Placement Agent a non-accountable expense allowance of up to $15,000. We estimate the total offering expenses of this offering that will be payable by us, excluding the Placement Agent fees and expenses, will be approximately $228,642.

The Placement Agent has also agreed to assist in soliciting the exercise of the accompanying Series H Warrants and Series I Warrants. In return, we have agreed to pay the Placement Agent a cash fee of 6.0% of the gross proceeds received by us upon the cash exercise of such warrants in accordance with FINRA Rule 5110(g)(10).

Placement Agent Warrants

In addition, we have agreed to issue to the Placement Agent, or its designees, the Placement Agent Warrants to purchase up to 34,195 ADSs (which represents 3.0% of the aggregate number of ADSs issued in this offering and issuable upon the exercise of the Pre-Funded Warrants issued in this offering) with an exercise price of $         per ADS (representing 125% of the combined public offering price per ADS and accompanying Series H Warrant and Series I Warrant). The Placement Agent Warrants issued in this offering will otherwise have substantially the same terms as the Series H Warrants.

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The Placement Agent Warrants provide for customary anti-dilution provisions (for share dividends, splits and recapitalizations and the like) consistent with FINRA Rule 5110. Pursuant to FINRA Rule 5110(e), the placement agent warrants and any shares issuable thereunder shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of commencement of sales of this offering.

Lock-up Agreements

Certain of our directors have agreed to be subject to a lock-up period of 45 days following the date of the closing of this offering. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of the ADSs or ordinary shares or any securities convertible into, or exercisable or exchangeable for, ADSs or ordinary shares, subject to customary exceptions. The Placement Agent may waive the terms of these lock-up agreements in its sole discretion and without notice.

We have also agreed to a similar lock-up restriction on the issuance and sale of our securities for 45 days following the date of the closing of this offering, subject to certain exceptions. The Placement Agent may waive the terms of this lock-up agreement in its sole discretion and without notice. In addition, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our shares or upon a specified or contingent event in the future, or enter into any agreement to issue securities at a future determined price for a period of 90 days following the date of the closing of this offering, subject to an exception. The Placement Agent may waive this prohibition in its sole discretion and without notice.

Tail

We have also agreed to pay the Placement Agent a tail fee equal to the cash and warrant compensation payable in this offering if we consummate any financing or capital-raising transaction, including any warrant exercise and warrant inducement transactions (a “Tail Financing”), within twelve (12) months following the closing of this offering, to the extent such Tail Financing involves investors who were contacted or introduced to us by the Placement Agent in connection with this offering. The tail fee will not apply to any equity issued to our officers, directors, employees or consultants, or to any securities issued upon the exercise of our currently outstanding options or warrants.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the Placement Agent may be required to make for these liabilities.

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In addition, we will indemnify the purchasers of securities in this offering against liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by us in the securities purchase agreement or related documents or (ii) any action instituted against a purchaser by a third party (other than a third party who is affiliated with such purchaser) with respect to the securities purchase agreement or related documents and the transactions contemplated thereby, subject to certain exceptions.

Determination of Offering Price and Common Warrants Exercise Price

The last reported sale price of our ADSs on May 7, 2026, was $6.58 per ADS. The final public offering price will be determined between us, the Placement Agent and the investors in the offering, and may be at a discount to the current market price of our ADSs. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final public offering price. The actual offering price and exercise price of the securities we are offering will be negotiated between us and the investors in the offering based on the trading of our ADSs prior to the offering, among other things. Other factors considered in determining the public offering price and exercise price of the securities we are offering include our history and our prospects, the state of the industry in which we operate, our recent operating results, including results of our pre-clinical studies, the general condition of the securities markets at the time of this offering, and such other factors as were deemed relevant.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the Placement Agent, if any, participating in this offering and the Placement Agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the Placement Agent, and should not be relied upon by investors.

Other Relationships

From time to time, the Placement Agent or its affiliates have in the past or may in the future provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the Placement Agent for any further services.

In addition, in the ordinary course of their business activities, the Placement Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Placement Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Depositary

The depositary for our ADSs is Deutsche Bank Trust Company.

Nasdaq Listing

Our ADSs are listed on The Nasdaq Capital Market under the trading symbol “AKTX.”

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TAXATION

The following summary contains a description of certain United Kingdom and United States federal income tax consequences of the acquisition, ownership and disposition of our ordinary shares or ADSs to a U.S. holder of our ordinary shares or ADSs. The summary is based upon the tax laws of the United Kingdom and the United States and the respective regulations thereunder as of the date hereof, which are subject to change.

For purposes of this description, a “U.S. Holder” includes any beneficial owner of our ordinary shares or ADSs that is, for U.S. federal income tax purposes:

●	citizen or individual resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or organized under the laws of any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if (1) a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of the substantial decisions of such trust; or (2) such trust has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

A “Non-U.S. Holder” is any beneficial owner of our ordinary shares or ADSs that is not a U.S. Holder.

This section does not purport to be a comprehensive description of all of the tax considerations that may be relevant to any particular investor. This discussion assumes that you are familiar with the tax rules applicable to investments in securities generally, and with any special rules to which you may be subject. In particular, the discussion deals only with investors that will hold our ordinary shares or ADSs as capital assets, and does not address the tax treatment of investors that are subject to special rules, such as banks, financial institutions, insurance companies, dealers or traders in securities or currencies, persons that elect mark-to- market treatment, tax-exempt entities (including 401 pensions plans), real estate investment trusts, regulated investment companies, grantor trusts, individual retirement and other tax-deferred accounts, persons that received our ordinary or ADS shares as compensation for the performance of services, persons who own, directly, indirectly through non-U.S. entities or by attribution by application of the constructive ownership rules of section 958(b) of the United States Internal Revenue Code of 1986 (the “Code”), 10% or more of our voting shares or ADS, persons that are residents of the U.K. for U.K. tax purposes or that conduct a business or have a permanent establishment in the U.K., persons that hold our ordinary shares or ADSs as a position in a straddle, hedging, conversion, integration, constructive sale or other risk reduction transaction, certain former citizens or long-term residents of the U.S., partnerships and their partners and persons whose functional currency is not the U.S. dollar. This discussion is based on laws, treaties, judicial decisions, and regulatory interpretations in effect on the date hereof, all of which are subject to change, as well as, in the United States, the Code, administrative pronouncements, judicial decisions, and final, temporary and proposed Treasury regulations, all as of the date hereof, any of which is subject to change, possibly with retroactive effect.

If a partnership holds ordinary shares or ADSs, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership.

We will not seek a ruling from the U.S. Internal Revenue Service (“IRS”), with regard to the U.S. federal income tax treatment of an investment in our ordinary shares or ADSs, and we cannot assure you that the IRS will agree with the conclusions set forth below.

You are urged to consult with your own advisers regarding the tax consequences of the acquisition, ownership, and disposition of our ordinary shares or ADSs in the light of your particular circumstances, including the effect of any state, local, or other national laws.

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United Kingdom tax considerations

Taxation of dividends

Under current U.K. tax law, no tax is required to be withheld in the United Kingdom at source from cash dividends paid to U.S. resident holders.

Taxation of Capital Gains

Subject to the comments in the following paragraph, a holder of our ordinary shares or ADSs who, for U.K. tax purposes, is not resident in the U.K. will not be liable for U.K. taxation on capital gains realized on the disposal of our ordinary shares or ADS unless at the time of the disposal:

●	the holder carries on a trade, or in the case of an individual, a profession or vocation in the United Kingdom through, in the case of an individual, a branch or agency, or, in the case of a company, a permanent establishment, and

●	our ordinary shares or ADSs are or have been used, held, or acquired for the purpose of such trade, profession, vocation, branch, agency or permanent establishment.

A holder of our ordinary shares or ADSs who (1) is an individual who has ceased to be resident for U.K. tax purposes in the United Kingdom, (2) was solely resident for U.K. tax purposes in the United Kingdom for at least four out of the seven U.K. tax years immediately preceding the year in which he or she ceased to be resident in the United Kingdom, (3) only remains non-resident in the United Kingdom for a period of five years or less and (4) disposes of his or her ordinary shares or ADSs during that period may also be liable, upon returning to the United Kingdom, for U.K. tax on capital gains, subject to any available exemption or relief, even though he or she was not resident in the United Kingdom at the time of the disposal.

Inheritance Tax

Our ordinary shares or ADSs are assets situated in the United Kingdom for the purposes of U.K. inheritance tax (the equivalent of U.S. estate and gift tax). Subject to the discussion of the U.K.-U.S. estate tax treaty in the next paragraph, U.K. inheritance tax may apply (subject to any available reliefs) if an individual who holds our ordinary shares or ADSs gifts them or dies even if he or she is neither domiciled in the United Kingdom nor deemed to be domiciled there under U.K. law. For inheritance tax purposes, a transfer of our ordinary shares or ADSs at less than full market value may be treated as a gift for these purposes. Special inheritance tax rules apply (1) to gifts if the donor retains some benefit, (2) to close companies and (3) to trustees of settlements.

However, as a result of the U.K.-U.S. estate tax treaty, our ordinary shares or ADSs held by an individual who is domiciled in the United States for the purposes of the U.K.-U.S. estate tax treaty and who is not a U.K. national will not be subject to U.K. inheritance tax on that individual’s death or on a gift of our ordinary shares or ADSs unless the ordinary shares or ADSs:

●	are part of the business property of a permanent establishment in the United Kingdom; or

●	pertain to a fixed base in the United Kingdom used for the performance of independent personal services.

The U.K.-U.S. estate tax treaty provides a credit mechanism if our ordinary shares or ADSs are subject to both U.K. inheritance tax and to U.S. estate and gift tax.

U.K. Stamp Duty and Stamp Duty Reserve Tax (“SDRT”)

U.K. legislation provides that SDRT is chargeable at 1.5% on the issuance of a depositary receipt for U.K. shares or securities, or the issuance of such shares or securities into a clearance system. HMRC currently accepts that these provisions contravene European Union law, and accordingly does not seek to enforce SDRT on issues of UK shares and securities to depositary receipt issuers and clearance services anywhere in the world. It is currently unclear whether HMRC might seek to reimpose such a charge if and when the United Kingdom leaves the European Union, which is expected to happen in March 2019. HMRC still contends that stamp duty/SDRT at 1.5% is payable on transfers (by sale or otherwise) of shares and securities to depository receipt systems or clearance services that are not an integral part of an issue of share capital.

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Transfer of shares in registered form

A transfer of shares in registered form would attract ad valorem stamp duty generally at the rate of 0.5% of the purchase price of the shares. There is no charge to ad valorem stamp duty on gifts.

SDRT would generally be payable on an unconditional agreement to transfer shares in registered form at 0.5% of the amount or value of the consideration for the transfer, but is repayable if, within six years of the date of the agreement, an instrument transferring the shares is executed or, if the SDRT has not been paid, the liability to pay the tax (but not necessarily interest and penalties) would be cancelled.

United States federal income taxation considerations

Ownership of ADSs

For U.S. federal income tax purposes, a holder of ADSs generally will be treated as the owner of the ordinary shares represented by such ADSs. Gain or loss will generally not be recognized on account of exchanges of ordinary shares for ADSs, or of ADSs for ordinary shares. References to ordinary shares in the discussion below are deemed to include ADSs, unless context otherwise requires.

U.S. Taxation of Distributions

The gross amount of any distributions made by us to a U.S. Holder will generally be subject to U.S. federal income tax as dividend income to the extent paid or deemed paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such dividends will not be eligible for the dividends received deduction generally allowed to U.S. corporations with respect to dividends received from other U.S. corporations. To the extent that an amount received by a U.S. Holder exceeds its allocable share of our current and accumulated earnings and profits, such excess would, subject to the discussion below, be treated first as a tax-free return of capital which will reduce such U.S. Holder’s tax basis in his ordinary shares or ADSs and then, to the extent such distribution exceeds such U.S. Holder’s tax basis, it will be treated as capital gain. We have not maintained and do not plan to maintain calculations of earnings and profits under U.S. federal income tax principles. Accordingly, it is unlikely that U.S. Holders will be able to establish whether a distribution by us is in excess of our and accumulated earnings and profits (as computed under U.S. federal income tax principles). Thus, it is expected that any distribution will be reported as a dividend, even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. The amount of any distribution of property other than cash will be the fair market value of that property on the date of distribution.

Subject to applicable holding period (which generally requires our ordinary shares to be held for at least 61 days without protection from the risk of loss during the 121-day period beginning 60 days before the ex-dividend date) and other limitations, the U.S. Dollar amount of dividends received on our ordinary shares or ADSs by certain non-corporate U.S. Holders are currently subject to taxation at a maximum rate of 20% if the dividends are “qualified dividends” and certain other requirements are met. Dividends paid on our ordinary shares or ADSs will be treated as qualified dividends if: (i) we are eligible for the benefits of the U.S.-U.K. Tax Treaty (as defined below) or the ordinary shares or ADSs are readily tradable on an established U.S. securities market and (ii) we were not, in the year prior to the year in which the dividend was paid, and are not, in the year in which the dividend is paid, a PFIC. Our ADSs are listed on The Nasdaq Capital Market, which is an established securities market in the United States, and we expect the ADSs to be readily tradable on The Nasdaq Capital Market. However, there can be no assurance that the ADSs will be considered readily tradable on an established securities market in the United States in later years. The Company, which is incorporated under the laws of England and Wales, believes that it qualifies as a resident of the United Kingdom for the purposes of, and is eligible for the benefits of, the Convention between the Government of the United States of America and the Government of the United Kingdom of Great Britain and Northern Ireland for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital Gains, signed on July 24, 2001 (the “U.S.-U.K. Tax Treaty”), although there can be no assurance in this regard. Further, the IRS has determined that the U.S.-U.K. Tax Treaty is satisfactory for purposes of the qualified dividend rules and that it includes an exchange-of-information program. Based on the foregoing, we expect to be considered a qualified foreign corporation under the Code. Accordingly, dividends paid by us to non-corporate U.S. holders with respect to shares that meet the minimum holding period and other requirements are expected to be treated as “qualified dividend income.” However, dividends paid by us will not qualify for the 20% maximum U.S. federal income tax rate if we are treated, for the tax year in which the dividends are paid or the preceding tax year, as a “passive foreign investment company” for U.S. federal income tax purposes, as discussed below. Although we currently believe that distributions on our ordinary shares or ADSs that are treated as dividends for U.S. federal income tax purposes should constitute qualified dividends, no assurance can be given that this will be the case. U.S. Holders should consult their tax advisors regarding the tax rate applicable to dividends received by them with respect to our ordinary shares or ADSs, as well as the potential treatment of any loss on a disposition of our ordinary shares or ADSs as long-term capital loss regardless of the U.S. Holders’ actual holding period for our ordinary shares or ADSs.

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The U.S. Treasury Department has announced its intention to issue rules regarding when and to what extent holders of ADSs will be permitted to rely on certifications from issuers to establish that dividends paid on shares to which such ADSs relate are treated as qualified dividends. Because such procedures have not yet been issued, it is not clear whether we will be able to comply with them.

For foreign tax credit computation purposes, dividends will generally constitute foreign source income, and with certain exceptions, will constitute “passive category income.”

U.S. Taxation upon Sale or Other Disposition

Subject to the discussion under “Passive Foreign Investment Company Considerations” below, gain or loss realized by a U.S. Holder on the sale or other disposition of our ordinary shares or ADSs will be subject to U.S. federal income taxation as capital gain or loss in an amount equal to the difference between the U.S. Holder’s adjusted tax basis in our ordinary shares or ADSs and the amount realized on the disposition. Such gain or loss generally will be treated as long-term capital gain or loss if our ordinary shares or ADSs have been held for more than one year at the time of the sale or disposition. Any such gain or loss realized will generally be treated as U.S. source gain or loss. In the case of a non-corporate U.S. Holder, long-term capital gains are currently eligible for federal income tax at preferential rates. The deductibility of capital losses is subject to significant limitations.

For a cash basis taxpayer, units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. In that case, no foreign currency exchange gain or loss will result from currency fluctuations between the trade date and the settlement date of such a purchase or sale. An accrual basis taxpayer, however, may elect the same treatment required of cash basis taxpayers with respect to purchases and sales of the ADSs that are traded on an established securities market, provided the election is applied consistently from year to year. Such election may not be changed without the consent of the IRS. For an accrual basis taxpayer who does not make such election, units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the trade date of the purchase or sale. Such an accrual basis taxpayer may recognize exchange gain or loss based on currency fluctuations between the trade date and settlement date. Any foreign currency gain or loss a U.S. holder realizes will be U.S. source ordinary income or loss.

The maximum individual rate for long-term capital gain is currently 20%.

Medicare Tax

Individuals, estates and trusts are subject to a Medicare tax of 3.8% on “net investment income,” which includes dividends, interest, and capital gain from the sale of investment securities, adjusted for certain deductions properly allocated to such investment income. The Medicare tax will apply to the lesser of such net investment income or the excess of the taxpayer’s adjusted gross income (with certain modifications) over a specified amount. The specified amount is $250,000 for married individuals filing jointly, $125,000 for married individuals filing separately, and $200,000 for single individuals. U.S. Holders should consult with their own tax advisers regarding the application of the net investment income tax to them as a result of their investment in our ADSs or ordinary shares.

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Passive foreign investment company rules

Based on the nature of our present business operations, assets and income, we believe that for the year 2025, we are not a PFIC. However, no assurance can be given that changes will not occur in our business operations, assets and income that might cause us to be treated as a PFIC at some future time.

We would be a PFIC for U.S. federal income tax purposes in any taxable year if 75% or more of our gross income would be passive income, or on average at least 50% of the gross value of our assets is held for the production of, or produces, passive income. In making the above determination, we are treated as earning our proportionate share of any income and owning our proportionate share of any asset of any company in which we are considered to own, directly or indirectly, 25% or more of the shares by value. If we were considered a PFIC at any time when a U.S. Holder held our ordinary shares or ADSs, we generally should continue to be treated as a PFIC with respect to that U.S. Holder, and the U.S. Holder generally will be subject to special rules with respect to (a) any gain realized on the disposition of our ordinary shares or ADSs and (b) any “excess distribution” by us to the U.S. Holder in respect of our ordinary shares or ADSs. Generally, a distribution during a taxable year to a U.S. Holder with respect to ordinary shares would be treated as an “excess distribution” to the extent that the distribution plus all other distributions received (or deemed to be received) by the U.S. Holder during the taxable year with respect to such ordinary shares, is greater than 125% of the average annual distributions received by the U.S. Holder with respect to such ordinary shares during the three preceding years (or during such shorter period as the U.S. Holder may have held the ordinary shares or ADSs). Under the PFIC rules: (i) the gain or excess distribution would be allocated ratably over the U.S. Holder’s holding period for our ordinary shares or ADSs, (ii) the amount allocated to the taxable year in which the gain or excess distribution was realized or to any year before we became a PFIC would be taxable as ordinary income and (iii) the amount allocated to each other taxable year would be subject to tax at the highest tax rate in effect in that year and an interest charge generally applicable to underpayments of tax would be imposed in respect of the tax attributable to each such year. Because a U.S. Holder that is a direct (and in certain cases indirect) shareholder of a PFIC is deemed to own its proportionate share of interests in any lower-tier PFICs, U.S. Holders should be subject to the foregoing rules with respect to any of our subsidiaries characterized as PFICs, if we are deemed a PFIC.

In the event we were treated as a PFIC, the tax consequences under the default PFIC regime described above could be avoided by either a “mark-to-market” or “qualified electing fund” election. If our ordinary shares or ADSs are considered “marketable stock,” a U.S. Holder may elect to “mark-to-market” its ADSs. A U.S. holder making a mark-to-market election (if the eligibility requirements for such an election were satisfied) generally would not be subject to the PFIC rules discussed above, except with respect to any portion of the holder’s holding period that preceded the effective date of the election. Instead, such U.S. Holder would generally include in income any excess of the fair market value of the ordinary shares or ADSs at the close of each tax year over its adjusted basis in the ordinary shares or ADSs. If the fair market value of the ordinary shares of ADSs had depreciated below the U.S. Holders adjusted basis at the close of the tax year, the U.S. Holder may generally deduct the excess of the adjusted basis of the ordinary shares or ADSs over its fair market value at that time. However, such deductions generally would be limited to the net mark-to-market gains, if any, that the U.S. Holder included in income with respect to such ordinary shares or ADSs in prior years. Income recognized and deductions allowed under the mark-to-market provisions, as well as any gain or loss on the disposition of ordinary shares or ADSs with respect to which the mark-to-market election is made, is treated as ordinary income or loss (except that loss is treated as capital loss to the extent the loss exceeds the net mark-to-market gains, if any, that a U.S. Holder included in income with respect to such Ordinary Share or ADSs in prior years). Gain or loss from the disposition of ordinary shares or ADSs (as to which a “mark-to-market” election was made) in a year in which we are no longer a PFIC, will be capital gain or loss. Our ordinary shares or ADSs should be considered “marketable stock” if they traded at least 15 days during each calendar quarter of the relevant calendar year in more than de minimis quantities. Any such mark to market election would not be available for a lower-tier PFIC. Alternatively, a U.S. Holder making a valid and timely “qualified electing fund” or “QEF” election generally would not be subject to the default PFIC regime discussed above. Instead, for each PFIC year to which such an election applied, the electing U.S. Holder would be subject to U.S. federal income tax on the electing U.S. Holder’s pro rata share of our net capital gain and ordinary earnings, regardless of whether such amounts were actually distributed to the electing U.S. Holder. Any gain on sale or other disposition of a U.S. Holder’s ordinary shares or would be treated as capital, and the interest penalty will not be imposed. If an investor provides reasonable notice to us that it has determined to make a QEF election, we shall provide annual financial information to such investor as may be reasonably required for purposes of filing United States federal income tax returns in connection with such QEF election.

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U.S. Holders are urged to consult their tax advisors about the PFIC rules, including the advisability, procedure and timing of making a mark-to-market election and the U.S. Holder’s eligibility to file such an election (including whether our ordinary shares or ADSs are treated as “marketable stock” for such purpose). A U.S. Holder will be required to file Internal Revenue Service Form 8621 if such U.S. Holder owns our ordinary shares or ADSs in any year in which we are classified as a PFIC.

Information reporting and backup withholding

A U.S. Holder may be subject to information reporting to the IRS and possible backup withholding with respect to dividends paid on, or proceeds of the sale or other disposition of our ordinary shares or ADSs unless such U.S. Holder is a corporation or qualifies within certain other categories of exempt recipients or provides a taxpayer identification number and certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Amounts withheld under these rules may be credited against the U.S. Holder’s U.S. federal income tax liability and a U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate IRS forms and furnishing any required information. A U.S. Holder who does not provide a correct taxpayer identification number may be subject to penalties imposed by the IRS.

A non-U.S. Holder generally will not be subject to information reporting or backup withholding with respect to dividends on our ordinary shares or ADSs, unless payment is made through a paying agent (or office) in the United States or through certain U.S.-related financial intermediaries. However, a Non-U.S. Holder generally may be subject to information reporting and backup withholding with respect to the payment within the United States of dividends on our ordinary shares or ADSs, unless such non-U.S. Holder provides a taxpayer identification number, certifies under penalties of perjury as to its foreign status, or otherwise establishes an exemption.

U.S. individuals (and, under proposed regulations, certain entities) that hold certain specified foreign financial assets, including stock in a foreign corporation, with values in excess of certain thresholds are required to file with their U.S. federal income tax return Form 8938, on which information about the assets, including their value, is provided. Taxpayers who fail to file the form when required are subject to penalties. An exemption from reporting applies to foreign assets held through certain financial institutions. Investors are encouraged to consult with their own tax advisors regarding the possible application of this disclosure requirement to their investment in our ordinary shares or ADSs.

Transfer of ADSs

No U.K. stamp duty will be payable on a written instrument transferring an ADS or on a written agreement to transfer an ADS provided that the instrument of transfer or the agreement to transfer is executed and remains at all times outside the United Kingdom. Where these conditions are not met, the transfer of, or agreement to transfer, an ADS could, depending on the circumstances, attract a charge to U.K. stamp duty at the rate of 0.5% of the value of the consideration given in connection with the transfer.

SDRT will be payable in respect of an agreement to transfer an ADS.

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LEGAL MATTERS

The legality of the ordinary shares offered by this prospectus and certain other English law legal matters will be passed upon for us by Greenberg Traurig, LLP, London. The legality of the Pre-Funded Warrants, Common Warrants and Placement Agent Warrants offered by this prospectus and certain legal matters relating to U.S. law will be passed upon for us by Greenberg Traurig LLP, New York. The Placement Agent is being represented by Thomson Hines LLP, New York.

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EXPERTS

The consolidated financial statements of Akari Therapeutics, Plc (the Company) as of December 31, 2025 and 2024 and for the years then ended incorporated by reference in this Prospectus and the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

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INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The Registration Statement, including the exhibits, can be read at the SEC website referred to below under “Where You Can Find More Information.” The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 30, 2026;

●	our Current Reports on Form 8-K, filed with the SEC March 2, 2026 and March 17, 2026 (with respect to Item 3.03 only); and

●	the description of our ordinary shares contained in Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 15, 2025, and any amendment or report filed with the SEC for the purposes of updating the description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02, 7.01 or 9.01 of Form 8-K or any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference including exhibits to these documents. You should direct any requests for documents to Akari Therapeutics, Plc, 401 East Jackson Street, Suite 3300, Tampa, FL 33602, Attention: Abizer Gaslightwala.

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ENFORCEMENT OF FOREIGN JUDGMENTS

We are incorporated under the laws of England and Wales. Several of our directors and officers reside outside the United States, and a portion of our assets and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may be difficult for you to serve legal process on us or certain of our directors and executive officers or have any of them appear in a U.S. court.

It may be difficult for U.S. investors to bring and/or effectively enforce suits against our company in England. Although English courts do recognize U.S. judgments unless there is an overriding jurisdictional or public policy reason not to do so, if a judgment is obtained in the U.S. courts based on the civil liability provisions of U.S. federal securities laws against us, difficulties may arise in enforcing the judgment against us in the English courts. The enforceability of any U.S. judgment in the United Kingdom will depend on the particular facts of the case as well as the laws and treaties in effect at the time. The United States and the United Kingdom do not currently have a treaty providing for reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. It may similarly be difficult for U.S. investors to bring an original action in the English courts to enforce liabilities based on U.S. federal securities laws.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements, or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement, or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly, and current reports, proxy statements, and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public over the Internet on the SEC’s website at http://www.sec.gov.

Our website address is www.akaritx.com. The information contained on, or accessible through, our website is not incorporated into this prospectus and does not form a part hereof (other than those filings with the SEC that we specifically incorporate by reference into the prospectus or any supplement to this prospectus).

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Akari Therapeutics, PLC

Up to 1,139,818 American Depositary Shares Representing 91,185,440,000 Ordinary Shares

Up to 1,139,818 Series H Warrants to Purchase up to 1,139,818 American Depositary Shares
Representing 91,185,440,000 Ordinary Shares

Up to 1,139,818 Series I Common Warrants to Purchase up to 1,139,818 American Depositary Shares
Representing 91,185,440,000 Ordinary Shares

Up to 1,139,818 Pre-Funded Warrants to Purchase up to 1,139,818 American Depositary Shares Representing 91,185,440,000 Ordinary Shares

Up to 34,195 Placement Agent Warrants to Purchase up to 34,195 American Depositary Shares

Representing 2,735,600,000 Ordinary Shares

Up to 3,419,454 American Depositary Shares Representing 273,556,320,000 Ordinary Shares Issuable Upon Exercise of the Series H Warrants, Series I Warrants, Pre-Funded Warrants and Placement Agent Warrants

Preliminary Prospectus

Sole Placement Agent

A.G.P.

                         , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the securities being registered hereby.

Item	Amount to be paid
SEC registration fee	$3,146.09
FINRA Fee	$3,642
Accounting fees and expenses	$65,000
Legal fees and expenses	$125,000
Miscellaneous fees and expenses	$35,000
Total	$228,642

Item 14.	Indemnification of Directors and Officers.

The Registrant’s articles of association provide that, subject to the Companies Act 2006, every director or other officer (excluding an auditor) of the Registrant may be indemnified out of the assets of the Registrant against all costs, charges, expenses, losses or liabilities incurred by him in performing his duties or the exercise of his powers or otherwise in relation to or in connection with his duties, powers or office.

The Registrant also maintains directors and officers insurance to insure such persons against certain liabilities.

The expenses listed above do not include expenses of preparing prospectus supplements and other expenses relating to offerings of particular securities.

Item 15.	Recent Sales of Unregistered Securities.

We sold the securities described below within the past three years which were not registered under the Securities Act.

September 2023 Private Placement

In September 2023, we entered into purchase agreements to sell in a private placement to certain existing investors, including Dr. Ray Prudo, our Chairman, and Ms. Rachelle Jacques, our President and CEO (the “September 2023 Private Placement”) an aggregate of 551,816 ADSs at $3.30 per ADS, and pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 48,387 ADSs at a purchase price per Pre-Funded Warrant of $3.10, for aggregate gross proceeds of approximately $2.0 million. The Pre-Funded Warrants are exercisable at an exercise price of $0.20 per ADS and will not expire until exercised in full. In connection with this offering, we agreed to issue to Paulson Investment Company, LLC (“Paulson”), as placement agent for the September 2023 Private Placement, warrants to purchase 42,550 ADSs at an exercise price of $4.13 per ADS (representing 125% of the price per ADS in the September 2023 Private Placement) and a term expiring on September 22, 2028. Closing of the September 2023 Private Placement occurred on October 6, 2023. Net proceeds, after deducting placement agent fees and other expenses, were approximately $1.7 million.

December 2023 Private Placement

In December 2023, we entered into purchase agreements to sell in a private placement to existing investors, Dr. Prudo, our Chairman, and Dr. Samir Patel, our director, an aggregate of 947,868 ADSs at $2.11 per ADS, resulting in net proceeds of approximately $1.8 million after deducting placement agent fees and other expenses.

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November 2024 Private Placement

In November 2024, we entered into a definitive purchase agreement with certain investors, Dr. Prudo and Dr. Patel, pursuant to which we sold and issued in a private placement an aggregate of 1,713,402 ADSs, and Series D Warrants (the “Series D Warrants”) to purchase up to 1,713,402 ADSs, at a per unit price of $2.26 for aggregate gross proceeds of $3.2 million (the “November 2024 Private Placement”). The Series D Warrants have 3-year terms ranging from December 2, 2027 to June 2, 2028 and have cashless exercise provisions in limited circumstances.

At close of the November 2024 Private Placement, we incurred a total of $204,000 in placement agent fees with Paulson Investment Company, LLC (“Paulson”). Net proceeds from the November 2024 Private Placement were approximately $2.8 million after deducting placement agent fees and other expenses. In April 2025, we issued 408,000,000 ordinary shares to Paulson in lieu of $204,000 in cash payment.

March 2025 Private Placement

On March 2, 2025, we entered into a securities purchase agreement, pursuant to which we sold an aggregate of (i) 2,283,031 ADSs, (ii) 2,283,031 Series A Warrants and (iii) 2,283,031 Series B Warrants, at a per unit price of $0.87 plus (a) $0.25 for investors committing less than $1.0 million, (b) $0.28125 for investors committing at least $1.0 million but less than $3.0 million, or (c) $0.3125 for investors committing $3.0 million or more.

In March 2025, we closed the first round of financing under the March 2025 Private Placement and issued 2,238,031 ADSs, Series A Warrants to purchase up to 2,283,031 ADSs, at a per unit price of $0.87 per ADS, and Series B Warrants to purchase up to 2,283,031 ADSs, at a per unit price of $0.87 per ADS. In connection with this round of financing, the Company’s Chairman, Dr. Hoyoung Huh, agreed to purchase $1.0 million of Units, with the purchase price thereof to be satisfied through his agreement to cancel and extinguish $1.0 million of notes previously issued to him by Peak Bio in January 2024, which were assumed by the Company (the “March 2025 Note Termination”) for an equal amount of ordinary shares and warrants.

In April 2025, the Company closed its final round of financing under the March 2025 Private Placement and issued 2,704,595 ADSs, Pre-Funded Warrants to purchase up to 1,650,000 ADSs at a price of $0.20 per ADS, Series A Warrants to purchase up to 6,057,405 ADSs, at a per unit price of $0.87 per ADS, and Series B Warrants to purchase up to 4,354,595 ADSs, at a per unit price of $0.87 per ADS. The Company received $330,000 in advance for the Pre-funded Warrants which is reflected in other current liabilities.

In connection with this offering, we incurred a total of $437,940 in placement agent fees with Paulson and issued 172,344 ADSs. Net proceeds from the March 2025 Private Placement were approximately $5.6 million, net of the $1.0 million from the March 2025 Note Termination.

August 2025 Note Offering

On August 7, 2025, we entered into Note Purchase Agreements with certain investors, including our directors (the “Note Investors”), in a private placement offering (the “Note Offering”). Pursuant to these agreements, the Note Investors agreed to purchase, and we agreed to issue unsecured promissory notes with a 20% original issuance discount (each a “August 2025 Note” and together, the “August 2025 Notes”). In connection with the Note Offering, we agreed to extend the expiration date of Series A Warrants by 48 months from their original date of expiration through Warrant Amendment Agreements.

We issued August 2025 Notes with an aggregate purchase price of $3,011,000 and an aggregate principal amount of $3,763,750, which includes a note exchange with the Company’s Chairman, Dr. Hoyoung Huh, as outlined below. The August 2025 Notes have maturity dates ranging from August 15, 2026, through September 26, 2026, depending on the issuance date, at which time the principal amount is due and payable. The Company also entered into Warrant Amendment Agreements with the recipients of such August 2025 Notes, which extended the expiration date of the Series A Warrants to purchase an aggregate of 6,864,483 ADSs held by such investors from 2026 to 2030.

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As part of the first tranche, Dr. Hoyoung Huh, the Company’s Chairman, purchased an August 2025 Note with a principal amount of $1,250,000 for a purchase price of $1,000,000. The purchase price was satisfied through a cash payment of $162,567 and the cancellation of $837,433 in outstanding principal and accrued interest under a senior secured promissory note previously issued to him by our wholly owned subsidiary, Peak Bio Inc., in January 2024 (the “Peak Bio Note”). On August 7, 2025, we entered into a Loan Cancellation and Exchange Agreement, whereby the Peak Bio Note was cancelled and extinguished to partially satisfy the purchase price of the August 2025 Note purchased by Dr. Huh.

We paid an advisory fee of $75,000 to Paulson in connection with the August 2025 Notes Offering.

On December 16, 2025, we entered into privately negotiated note cancellation and exchange agreements with the holders of the August 2025 Notes, to exchange approximately $4 million principal amount of the August 2025 Notes for (i) Pre-Funded Warrants to purchase up to an aggregate of 9,502,703 ADSs, at a price of $0.4041 per Note Exchange Pre-Funded Warrant and (ii) unregistered Note Exchange Warrants to purchase up to an aggregate of 9,502,703 ADSs. The transaction closed on December 17, 2025.

October 2025 Offering

On October 14, 2025, we entered into the March 2025 Purchase Agreement, pursuant to which we sold an aggregate of (i) 3,125,000 ADSs, (ii) 3,125,000 Series E Warrants to purchase up to 3,125,000 ADS and (iii) 3,125,000 Series F Warrants to purchase up to 3,125,000 ADS. The initial closing took place on October 16, 2025. In connection with the October 2025 Offering, we agreed to issue to Ladenburg Thalmann & Co. Inc., as the placement agent for the October 2025 Offering, warrants to purchase up to 125,000 ADSs at an exercise price of $1.00 per ADS and a term expiring on October 14, 2030.

The aggregate gross proceeds from the October 2025 Offering were approximately $2.5 million, excluding any proceeds from any future exercises of the Series E Warrants and Series F Warrants.

December 2025 Offering

On December 16, 2025, we entered into a securities purchase agreement with certain institutional investors providing for the issuance and sale, in a registered direct offering (the “Registered Direct Offering”), of 10,043,774 ADSs. The ADSs have been offered and sold together with Series G Warrants to purchase up to an aggregate of 10,043,774 ADSs, which were issued in a concurrent private placement. The combined purchase price per ADS and accompanying Series G Warrant sold in the Registered Direct Offering is $0.3883.

In a concurrent private placement, pursuant to a securities purchase agreement dated as of December 16, 2025, the Company agreed to issue to certain directors and officers of the Company (i) unregistered Pre-Funded Warrants to purchase an aggregate of 2,563,713 ADSs at an exercise price per ADS of $0.00001, and (ii) accompanying Series G Warrants to purchase an aggregate of 2,563,713 ADSs, at a combined purchase price of $0.4041 per Pre-Funded Warrant and Series G Warrant.

The aggregate gross proceeds from the December 2025 Offering were approximately $5 million, excluding any proceeds from any future exercises of the Series G Warrants.

The securities described above were offered and sold pursuant to the exemption from the registration provided by Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D promulgated thereunder.

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits

The exhibits to the registration statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

(b)	Financial Statement Schedules

No financial statement schedules are provided because the information called for is not required or is shown either in financial statements or the related notes.

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Exhibit Index

Exhibit No.	Description
3.1	Amended Articles of Association of Akari Therapeutics, Plc (incorporated by reference to the Exhibit 3.1 to Registrant’s Current Report on Form 6-K, as filed with the SEC on July 7, 2023).
4.1	Form of Deposit Agreement among the Registrant, Deutsche Bank Trust Company Americas, as Depositary, and all Owners and Holders from time to time of American Depositary Shares issued thereunder (incorporated by reference to the exhibit 99.(A) previously filed with the Registrant’s Registration Statement on Form F-6 (No. 333-185197) filed on November 30, 2012).
4.2	Amendment to Deposit Agreement among the Registrant, Deutsche Bank Trust Company Americas, as Depositary, and all Owners and Holders from time to time of American Depositary Shares issued thereunder (incorporated by reference to the registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form F-6 (No. 333-185197) filed on December 24, 2013).
4.3	Form of American Depositary Receipt; the Form is Exhibit A of Amendment No. 1 to the Deposit Agreement (incorporated by reference to the exhibit previously filed with the Registrant’s Registration Statement on Form F-6 (No. 333-185197) filed on November 30, 2012).
4.4	Form of Amendment No. 2 to Deposit Agreement (incorporated by reference to the exhibit previously filed with the Registrant’s Post-Effective Amendment on Registration Statement Form F-6 (File No. 333-185197) filed on September 9, 2015).
4.5	Form of Amendment No. 3 to Deposit Agreement (incorporated by reference to the exhibit previously filed with the Registrant’s Post-Effective Amendment on Registration Statement Form F-6 (File No. 333-185197) filed on August 17, 2023).
4.6	Form of Amendment No. 4 to Deposit Agreement (incorporated by reference to the exhibit previously filed with the Registrant’s Post-Effective Amendment on Registration Statement Form F-6 (File No. 333-185197) filed on March 31, 2026).
4.7	Form of American Depositary Receipt; the Form is Exhibit A of Amendment No. 2 to the Deposit Agreement (incorporated by reference to the exhibit previously filed with the Registrant’s Post-Effective Amendment on Registration Statement Form F-6 (File No. 333-185197) filed on September 9, 2015).
4.8*	Form of Series H Common Warrant to be sold in the offering
4.9*	Form of Series I Common Warrant to be sold in the offering
4.10*	Form of Pre-Funded Warrant to be sold in the offering
4.11*	Form of Placement Agent Warrant
5.1*	Opinion of Greenberg Traurig, LLP (UK) as to the legality of the American Depositary Shares and the ordinary shares being registered.
5.2*	Opinion of Greenberg Traurig, LLP as to the legality of the Pre-Funded Warrants and Common Warrants being registered.
10.1*	Form of Securities Purchase Agreement
10.2*	Placement Agency Agreement
23.1*	Consent of BDO USA, P.C.
23.2*	Consent of Greenberg Traurig, LLP (UK) (included in Exhibit 5.1)
23.3	Consent of Greenberg Traurig, LLP (included in Exhibit 5.2)
24.1*	Power of Attorney (included in signature page)
107*	Filing Fee Table

*	Filed herewith.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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provided, however, that paragraphs (1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Massachusetts on this 8th day of May, 2026.

AKARI THERAPEUTICS, PLC

By:	/s/ Abizer Gaslightwala
Name:	Abizer Gaslightwala
Title:	President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Abizer Gaslightwala and Kameel Farag, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Abizer Gaslightwala	President, Chief Executive Officer and Director	May 8, 2026
Abizer Gaslightwala	(principal executive officer)

/s/ Kameel Farag	Interim Chief Financial Officer	May 8, 2026
Kameel Farag	(principal financial and accounting officer)

/s/ Hoyoung Huh	Chairman	May 8, 2026
Hoyoung Huh, M.D., Ph.D.

/s/ Ray Prudo	Director	May 8, 2026
Ray Prudo, M.D.

/s/ Samir R. Patel	Director	May 8, 2026
Samir R. Patel, M.D.

/s/ James Neal	Director	May 8, 2026
James Neal

/s/ Sandip I. Patel	Director	May 8, 2026
Sandip I. Patel

/s/ Robert Bazemore	Director	May 8, 2026
Robert Bazemore

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